 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-255089
PROSPECTUS SUPPLEMENT
(To prospectus dated April 13, 2021)
Up to $2,150,000
American Depositary Shares Representing Shares

We have entered into an At The Market Offering Agreement, or the sales agreement, dated January 30, 2024, with H.C. Wainwright & Co., LLC, or H.C. Wainwright, relating to offer and sale of our American Depositary Shares, or ADSs, each representing one hundred and twenty shares, nominal value CHF 0.01, from time to time through H.C. Wainwright acting as sales agent or principal. In accordance with the terms of the sales agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell ADSs having a maximum aggregate offering price of up to $2,150,000 from time to time through H.C. Wainwright in this offering.
Our ADSs are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ADXN”. Effective October 23, 2023, the ratio of ordinary shares per ADS was changed to one hundred and twenty shares per ADS. From January 29, 2020 to October 22, 2023, the ADSs traded on Nasdaq with a ratio of six shares per ADS. On January 26, 2024, the last reported sales price of our ADSs on Nasdaq was $12.16 per ADS. Our shares are listed on the SIX Swiss Exchange, or SIX, under the symbol “ADXN.” On January 26, 2024, the last reported sales price of our shares on SIX was CHF 0.09 or $0.104 per share (based on the exchange rate between the Swiss franc and the U.S dollar reported on such date, which was $1.15 per CHF 1.0).
Sales of our ADSs representing our shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for the ADSs, sales made to or through a market maker other than on an exchange or otherwise, directly to H.C. Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and H.C. Wainwright agree on a method of distribution other than sales of the ADSs on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. H.C. Wainwright is not required to sell any specific number or dollar amount of ADSs, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms and conditions of the sales agreement on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (1) the sale of ADSs pursuant to this prospectus supplement having an aggregate sales price of $2,150,000 and (2) the termination by us or H.C. Wainwright of the sales agreement pursuant to its terms. We provide more information about how the ADSs will be sold in the section entitled “Plan of Distribution.”
H.C. Wainwright will be entitled to cash compensation at a fixed commission rate equal to 3.0% of the gross sales price of the ADSs sold through H.C. Wainwright under the sales agreement. In connection with the sales of ADSs on our behalf, H.C. Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to H.C. Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to H.C. Wainwright against certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse certain of H.C. Wainwright’s expenses in connection with the offering as further described in the “Plan of Distribution” section beginning on page S-26 of this prospectus supplement.
Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-calendar month period (unless our public float rises to $75.0 million or more). The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.5 to Form F-3 is $10,346,755, based on 99,346,653 shares held by non-affiliates and a CHF 0.09 ($0.104) closing price of the shares on SIX on January 26, 2024. During the 12 full calendar months preceding and including the date of this prospectus, we have sold $1,266,666 of securities under General Instructions I.B.5 to Form F-3.
The ADSs offered hereby comprise a portion of the $150.0 million aggregate value of securities registered for issuance on a primary basis on the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act. See the section entitled “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 8 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should read all of the information set forth in this prospectus supplement, as well as the documents incorporated by reference herein, carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.
The date of this prospectus supplement is January 30, 2024

PROSPECTUS SUPPLEMENT
BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer ADSs having an aggregate offering price of up to $150,000,000 from time to time under the registration statement of which this prospectus supplement forms a part. Under this prospectus supplement, we may offer ADSs at prices and on terms to be determined by market conditions at the time of the offering. In accordance with the terms of the sales agreement, we may offer and sell ADSs having an aggregate offering price of up to $2,150,000 from time to time through H.C. Wainwright acting as our sales agent pursuant to this prospectus supplement and the accompanying prospectus. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and the accompanying prospectus. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and H.C. Wainwright has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, is accurate only as of the date of the respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision.
We and H.C. Wainwright are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where such offers and sales are permitted, excluding Switzerland. Sales of ADSs will only be conducted through Nasdaq or any other existing U.S. trading market for the ADSs. No sales of ADSs will be conducted through Euronext. The distribution of this prospectus supplement and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our ADSs and the distribution.
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement and the accompanying prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:
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the development of our drug candidates, including statements regarding the timing of initiation, completion and the outcome of pre-clinical studies or clinical trials and related preparatory work, the period during which the results of the studies or trials will become available and our research and development programs with respect to our drug candidates;

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the impact of global macroeconomic conditions, including pandemics, heightened inflation, the U.S. Federal reserve raising interest rates, bank failures, the Russia-Ukraine war and conflicts in the Middle East, on our business and operations;

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our ability to obtain and maintain regulatory approval of our drug candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

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our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

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our plans to research, develop, manufacture and commercialize our drug candidates;

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the timing of our regulatory filings for our drug candidates;

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the size and growth potential of the markets for our drug candidates;

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our ability to raise additional capital;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our expectations regarding our ability to obtain and maintain intellectual property;

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our ability to attract and retain qualified employees and key personnel;

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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

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how long we will qualify as an emerging growth company or a foreign private issuer;

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our estimates regarding future revenue, expenses and needs for additional financing;

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our belief that our existing cash, cash equivalents and marketable securities will be sufficient to fund our operating expenses and capital expenditure requirements through at least September 2024;

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regulatory developments in the United States, European Union and other jurisdictions; and

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other risks and uncertainties, including those listed in the section of our most recent Annual Report on Form 20-F titled “Item 3.D — Risk Factors.”

You should refer to the section entitled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and accompanying prospectus carefully, including the documents, the risk factors beginning on page S-10 of this prospectus supplement and page 8 of the accompanying prospectus, and the financial statements and related notes included or incorporated by reference herein and therein. Unless otherwise indicated or unless the context requires otherwise, this prospectus supplement includes the accounts of “Addex,” “Addex Therapeutics,” “Addex Therapeutics Ltd,” the “Company,” “we,” “us” and “our” refer to Addex Therapeutics Ltd together with its subsidiaries.
Overview
We are a clinical-stage pharmaceutical company focused on the development and commercialization of an emerging class of novel orally available small molecule drugs known as allosteric modulators. Allosteric modulators target a specific receptor or protein and alter the effect of the body’s own signaling molecules on their target through a novel mechanism of action. These innovative small molecule drug candidates offer several potential advantages over conventional non-allosteric molecules and may offer an improved therapeutic approach to existing drug treatments. To date, our research and development efforts have been primarily focused on building a portfolio of proprietary drug candidates based on our allosteric modulator development capability. We believe that the allosteric modulator principle has broad applicability across a wide range of biological targets and therapeutic areas, but our primary focus is on G-protein coupled receptors, or GPCR, targets implicated in neurological diseases, where we believe there is a clear medical need for new therapeutic approaches.
Using our allosteric modulator discovery capabilities, we have developed a pipeline of proprietary clinical and preclinical stage drug candidates. We or our partners are developing these clinical and preclinical stage proprietary drug candidates for diseases for which there are no approved therapies or where improved therapies are needed including epilepsy, post-stroke sensorimotor recovery, substance use disorder, or, SUD, cough, stress related disorders including post-traumatic stress disorder, or PTSD, schizophrenia and other neuropsychiatric and neurodegenerative disease.
Our lead drug candidate, ADX71149 is a novel orally active metabotropic glutamate receptor subtype 2 positive allosteric modulator, or mGlu2 PAM for the treatment of epilepsy. Our partner, Janssen Pharmaceuticals, Inc., or Janssen, a subsidiary of Johnson & Johnson is conducting a placebo-controlled Phase 2a proof of concept clinical trial of ADX71149 in epilepsy patients since June 2021. Cohort 1 of the study has been completed and on May 10, 2023 we announced that an independent interim review committee, or IRC recommended to continue the study, following review of unblinded data from Part 1 of patient Cohort 1. On November 14, 2023, we announced that the last patient had been randomized in Cohort 2 and results evaluating the efficacy, safety and tolerability of ADX71149 in combination with levetiracetam or brivaracetam from patient Cohorts 1 and Cohort 2 are anticipated for the second quarter of 2024. Under our agreement with Janssen, Janssen is responsible for financing the development and commercialization, if any, of ADX71149.
Our second drug candidate, dipraglurant, a metabotropic glutamate receptor subtype 5 negative allosteric modulator, or mGlu5 NAM, for post-stroke sensorimotor recovery. There are currently no drugs to support sensorimotor recovery and current therapies rely on retraining and physiotherapy, with rehabilitation, largely partial, taking 6 month or more. Functional recovery by stimulating network connectivity in the brain with mGlu5 NAM post-stroke, has been highlighted in a recent publication in Brain and demonstrated preclinically with dipraglurant, which significantly restored functional control after just three days of once-daily treatment. We are conducting additional in vivo studies with dipraglurant in animal models of stroke and subject to funding, we plan to commence a Phase 2a study in 2024.There is a large unmet need in post-stroke sensorimotor recovery, and we believe this innovative approach represents a significant commercial opportunity.
We are conducting a funded research program to discover novel gamma-aminobutyric acid subtype-b positive allosteric modulators, or GABAB PAMs for Indivior PLC, or Indivior. We are currently in clinical candidate selection phase and expect IND enabling studies to be initiated in 2024. Under the terms of the agreement with Indivior, we have the right to select GABAB PAM drug candidate for the treatment of cough. This target is clinically validated with baclofen, an orthosteric agonist of GABAB, used off label to treat cough patients. However, baclofen’s use is limited by serious side-effects, short half-life and gradual loss of efficacy during chronic treatment. By more precisely targeting the GABAB receptor with a PAM we aim to have a best-in-class treatment with improved tolerability suitable for the chronic nature of this disease. This indication has a significant unmet medical need and represents a significant commercial opportunity. We are in late clinical candidate selection phase and have demonstrated proof-of-concept in animal models of cough with several compounds. Subject to funding, we expect IND enabling studies to begin in 2024.
Allosteric modulators have broad applicability for many clinically validated GPCR targets which are implicated in multiple therapeutic indications. We intend to continue to leverage our scientific expertise in allosteric modulation and our proprietary technology platform to discover novel drug candidates for the treatment of neurological diseases. Three of the most advanced programs include:
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MGlu7 NAM for stress related disorders including PTSD. We are developing mGlu7 NAM as a novel orally available treatment to reduce fear memory in PTSD, a disorder that can lead to intense fear and anxiety. Current medication is unspecific and ineffective, with a number of side effects. By selectively targeting mGlu7 with NAMs, the brain circuitries involved in fear and anxiety can be more precisely modulated, potentially resulting in a more focused response and fewer side effects than current therapeutic approaches. Subject to regulatory approval, we believe our mGlu7 NAM may offer an innovative and differentiated treatment approach from existing therapies. We have selected our clinical candidate, identified numerous back-up compounds and we are ready to initiate IND enabling studies.

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Muscarinic acetylcholine receptor 4 positive allosteric modulator, or M4 PAM for the treatment of schizophrenia and other psychosis. This target is clinically validated by xanomeline, a nonselective M1/M4 agonist which can’t be used widely due to side-effects. We are currently optimizing multiple chemical series of highly selective M4 PAM compounds with the objective to improve efficacy and tolerability. We have entered clinical candidate selection phase and expect to commence IND enabling studies in the second half of 2024.

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mGlu2 NAM for the treatment of mild neurocognitive disorders, or mNCD. We are developing mGlu2 NAM as a novel orally available treatment for mNCD associated with neurodegenerative disorder such as Alzheimer’s disease and Parkinson’s disease and depression as a comorbidity. The program is in late lead optimization phase and a consortium led by us has been awarded a €4 million Eurostars grant to deliver clinical candidates to treat mNCD. We expect to enter clinical candidate selection phase in the second half of 2024.

Based on our expertise in allosteric modulation, our goal is to build a leading neuroscience company focused on conditions where current treatment options are limited and where unmet medical needs exist. Our business strategy includes the possibility of entering into collaborative arrangements with third parties to complete the development and commercialization of our proprietary drug candidates, such as our partnership with Janssen for ADX71149 and our strategic partnership with Indivior for GABAB PAM. We cannot forecast with any degree of certainty which proprietary products or indications, if any, will be subject to future collaborative arrangements, in whole or in part, and how such arrangements would affect our development plan or capital requirements. To date, we have secured grants and other funding from: The Michael J. Fox Foundation for Parkinson’s Research, or MJFF, for the development of dipraglurant for the treatment of PD-LID; the National Institute of Drug Abuse, or NIDA, to generate important data on the role of GABAB in substance use disorder; the Swiss Innovation Agency, or Innosuisse, to advance our understanding of the role of our drug candidates in neurodegenerative and psychiatric diseases; the Eurostars Joint Programme, or Eurostars to identify novel drug candidates on mGlu7 NAM for PTSD and mGlu2 NAM for mNCD; and the Charcot-Marie-Tooth Association, or CMTA to evaluate the role of GABAB PAM compounds in preclinical models of CMT1A. As we advance our clinical and preclinical programs, we will continue to apply for subsidies, grants and government or agency sponsored studies that could offset or reduce our development costs.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies.
These exemptions include:
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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (2) the last day of 2025; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceed $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.
Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Recent Developments
ADS Ratio Change
On October 23, 2023, we effected a change in our ratio of ordinary shares per ADS from six ordinary shares per ADS to the new ADS ratio of one hundred and twenty ordinary shares per ADS, or the ADS Ratio Change.
The ADS Ratio Change had the same effect as a one for twenty reverse ADS split and was intended to enable the Company to regain compliance with the Nasdaq minimum bid price requirement. Unless indicated or the context otherwise requires, all per ADS amounts and numbers of ADSs in this prospectus supplement have been retrospectively adjusted for the ADS Ratio Change. Documents incorporated by reference into this prospectus supplement and the accompanying prospectus that were filed prior to October 23, 2023, do not give effect to the ADS Ratio Change.

At the effective date of the ADS Ratio Change, all ADSs then held were cancelled and new ADSs were issued, whereby for every twenty ADSs cancelled, one new ADS was issued. No fractional ADSs were issued in the ADS Ratio Change. Instead, fractional entitlements to new ADSs were aggregated and sold by the depositary bank and the net cash proceeds from the sale of the fractional ADS entitlements (after deduction of fees, taxes and expenses) were distributed to the applicable ADS holders by the depositary bank. The ADSs continue to be traded on Nasdaq under the ticker symbol “ADXN”.
Sale Agency Agreement
On July 25, 2023, we entered into a sale agency agreement with Kepler Cheuvreux to sell treasury shares on SIX from time to time, the substantive terms of which aligned with the original sale agency agreement between us and Kepler Cheuvreux, dated August 24, 2020 which was most recently amended on June 21, 2022. The new sale agency agreement expires on June 26, 2024. From July 25, 2023 to January 26, 2024, an aggregate of 2,202,521 shares listed on SIX have been sold for total net proceeds of CHF 148,581.
Issuance of Treasury shares
On December 13, 2023, we issued 15,300,000 new shares from our capital band to our 100% owned subsidiary, Addex Pharma SA, at CHF 0.01. These shares are held as treasury shares, hence the operation does not impact the outstanding share capital.
Grant of Equity Incentive Units
On January 8, 2024, 6,439,124 equity incentive units giving the right to purchase 6,439,124 shares listed on SIX, have been granted to Board members, Executive Managers and employees. The equity incentive units will expire ten years after issuance and have an exercise price of CHF 0.05 per share.
Termination of Controlled Equity OfferingSMAgreement
On January 29, 2024, we and Cantor Fitzgerald & Co., or Cantor, agreed to terminate the Controlled Equity OfferingSM Sales Agreement, dated as of June 29, 2021, or the Cantor sales agreement, between us and Cantor, effective immediately. Through January 26, 2024, we sold ADSs under the Cantor sales agreement for a total net proceeds of $12,000.
Corporate Information
We are organized as a stockholding company under the laws of Switzerland. Our American Depositary Shares have been listed on Nasdaq under the symbol “ADXN” since January 29, 2020, and our shares have been listed on SIX since May 2007 under the symbol “ADXN”.
Our corporate headquarters is located at Chemin des Mines 9, CH-1202 Geneva, Switzerland, where the telephone number is +41 (0)22 884 1555, and our registered office is located at c/o Addex Pharma SA, Chemin des Aulx 12, CH-1228 Plan-les-Ouates, Geneva, Switzerland. Our website address is www.addextherapeutics.com/en. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

THE OFFERING
ADSs offered by us:
ADSs, each representing one hundred and twenty shares, having an aggregate offering price of up to $2,150,000.
Shares to be outstanding after this offering:
Up to 148,365,127 shares, including 21,217,080 shares represented by 176,809 ADSs (as more fully described in the notes following this table) in this offering, assuming a sales price of $12.16 per ADS (CHF 0.09 per share), which was the last reported sales price of our ADSs on Nasdaq on January 26, 2024. The actual number of ADSs sold, if any, will vary depending on the sales price under this offering.
American Depositary Shares:
Each ADS represents one hundred and twenty shares, nominal value CHF 0.01 per share. You will have the rights of an ADS holder as provided in the deposit agreement by and among us, the ADS depositary and all holders and beneficial owners of ADSs issued thereunder. We encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
ADS Depositary:
Citibank, N.A.
Plan of Distribution:
“At the market offering” that may be made from time to time through our sales agent, H.C. Wainwright. See “Plan of Distribution” on page S-26 of this prospectus supplement.
Use of Proceeds:
We intend to use the net proceeds from this offering, if any to advance our portfolio of drug candidates and for general corporate purposes.
See “Use of Proceeds” for a more complete description of the intended use of proceeds from the offering.
Risk Factors:
Investing in our ADSs involves significant risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our ADSs.
Nasdaq symbol:
“ADXN”
Unless otherwise stated in this prospectus supplement, the number of our shares set forth herein is based on 127,148,047 shares outstanding as of January 26, 2024, but excludes:
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57,206,449 treasury shares indirectly held through our wholly owned subsidiary Addex Pharma SA as of January 26, 2024, of which 57,048,377 are available for the exercise of the outstanding warrants;

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89,117,248 shares issuable out of our capital band expiring on December 18, 2028, available for the exercise of outstanding warrants;

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82,997,248 shares issuable out of our conditional capital, including (i) 41,662,256 shares reserved for issuance upon exercise of outstanding warrants and any other warrants granted in connection with issuances of bonds, similar obligations or other financial instruments and (ii) 41,334,992 shares reserved for issuance pursuant to our equity incentive plans of which 8,009,470 relate to outstanding options as of January 26, 2024.

As of January 26, 2024, an aggregate of 61,676,618 warrants of which 55,809,720 may be exercised through 465,081 ADSs, remain to be exercised. Issuances of shares and/or ADSs pursuant to the exercises of these warrants will be satisfied from the 57,206,449 treasury shares, the 89,117,248 shares issuable out our capital band and 41,334,992 shares issuable out of our conditional capital.

RISK FACTORS
Investing in our ADSs involves a high degree of risk. Prior to making a decision about investing in our ADSs, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 20-F for the fiscal year ended December 31, 2022, under the heading “Item 3D. Risk Factors,” as well as those contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.
Risks Relating to Our Business
Our recurring losses, negative cash flows and significant accumulated deficit have raised substantial doubt regarding our ability to continue as a going concern.
We have incurred recurring losses since inception. We expect to continue to generate operating losses for the foreseeable future. These losses have resulted principally from costs incurred in research and development of our drug candidates and general and administrative expense. We expect to continue to incur significant operating losses in the foreseeable future, primarily due to the cost of our research and development programs, preclinical studies and clinical trials and the regulatory approval process for drug candidates. The amount of future losses is uncertain and our ability to achieve profitability, if ever, will depend on, among other things, us or partners successfully developing drug candidates, obtaining regulatory approval to market and commercialize drug candidates, manufacturing any approved products on commercially reasonable terms, establishing a sales and marketing organization or suitable third party alternatives for any approved product and raising sufficient funds to finance our activities.
We will need significant amounts of additional new capital to fund our continued development activities, and we cannot guarantee that we will have sufficient funds available in the future to develop and commercialize our current or future drug candidates. As of December 31, 2022 and September 30, 2023, we had cash and cash equivalents of CHF 6,957,086 and CHF 4,754,107, respectively. We have raised a total of CHF 148,581 under our sale agency agreement with Kepler Cheuvreux and CHF 22,211 have been raised through the exercise of pre-funded warrants between September 30, 2023 and the date of this prospectus supplement. To date, we have funded our operations through equity offerings and through payments from licensors. We have limited sources of revenue and will need substantial additional capital to develop and commercialize our drug candidates. We may be unable to raise additional capital when needed, or at all, which could force us to reduce or discontinue operations.
We believe that our current cash and cash equivalents are sufficient to fund our operating expenses to September 2024 and, as of the date this prospectus supplement, this raises substantial doubt about our ability to continue as a going concern. These factors individually and collectively indicate that a material uncertainty exists that may cast significant doubt about our ability to continue as a going concern for one year from the date of this prospectus supplement. Our future viability is dependent on our ability to raise additional capital to finance our future operations. In addition to the sales agreement with H.C. Wainwright, we have a sale agency agreement with Kepler Cheuvreux. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares. We may receive future milestone payments from licensors but that is dependent on achieving certain regulatory or commercial milestones that may never happen. We may seek additional funding through public or private financings, debt financing or collaboration agreements. The inability to obtain funding, as and when needed, would have a negative impact on our financial condition and ability to pursue our business strategies. If we are unable to obtain the required funding to run our operations and to develop and commercialize our candidates, we could be forced to delay, reduce or eliminate some or all of our research and development programs, drug portfolio expansion or commercialization efforts, which could adversely affect our business prospects, or we may be unable to continue operations. Management continues to explore options to obtain additional funding, including through collaborations with third parties related to the future potential development and/or commercialization of our drug candidates. However, there is no assurance that we will be successful in raising funds, closing a collaboration agreement, obtaining sufficient funding on terms acceptable to us, or if at all, which could have a material adverse effect on our business, results of operations and financial conditions.
Our ADSs may be delisted from Nasdaq which could negatively impact the price of our ADSs, our liquidity and our ability to access the capital markets.
Our ADSs are currently listed on Nasdaq under the symbol “ADXN.” The listing standards of Nasdaq provide that a company, in order to qualify for continued listing, must maintain a minimum bid price of $1.00 and satisfy standards relative to minimum shareholders’ equity, minimum market value of publicly held shares and various additional requirements. On May 18, 2023, we received a letter from the staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the bid price for our ADSs had closed below the minimum $1.00 bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2). In order to regain compliance, the closing bid price of our ADSs have to meet or exceed $1.00 per ADS for at least ten consecutive business days during the 180-calendar day grace period. In order to regain compliance, we executed the ADS Ratio Change which went effective on October 23, 2023. On November 8, 2023, we announced that we had received a written notification from the staff of Nasdaq notifying us that we had regained compliance with the continued listing rule relating to the minimum bid price requirement of $1.00 per ADS. In the future, we may be subject to further written notifications from Nasdaq related to non-compliance with its continued listing rules such as minimum shareholders’ equity.
The ADS Ratio Change had the same effect as a one for twenty reverse ADS split. It cannot be assured that the ADS Ratio Change will result in any sustained proportionate increase in the market price of our ADSs, which is dependent upon many factors, including the business and financial performance of the company, general market conditions, and prospects for future success, which are unrelated to the number of our ADSs outstanding. It is not uncommon for the market price of a company’s ordinary shares to decline in the period following a reverse stock split.
If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant negative consequences including:
•
limited availability of market quotations for our securities;

•
a determination that the ADSs are a “penny stock” which would require brokers trading in the ADSs to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the ADSs;

•
a limited amount of analyst coverage, if any; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by third parties such as institutional investors and fewer business development opportunities.
If our ADSs are delisted from Nasdaq, we believe that they may be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by OTC Markets Group Inc., commonly referred to as the Pink Open Market and we may also qualify to be traded on their OTCQB market (The Venture Market). These markets are generally not considered to be as efficient as, and not as broad as, Nasdaq. Selling our ADSs on these markets could be more difficult because smaller quantities of ADSs would likely be bought and sold, and transactions could be delayed. In addition, in the event our ADSs are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our ADSs or even holding our ADSs, further limiting the liquidity of our ADSs. These factors could result in lower prices and larger spreads in the bid and ask prices for our ADSs.
We have determined that in the past we have been, and in subsequent years we may be a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes, for which the consequences to U.S. holders of our shares or ADSs representing our shares may be adverse.
Based on the nature and composition of our income, assets and activities for our taxable year ended December 31, 2023, and certain assumptions with respect to the characterization of our income and assets as active or passive, we believe that we were classified as a PFIC for our taxable year ended December 31, 2023. Based on our current analysis of estimated financial information (and not fully audited financial statements) for the taxable year ended December 31, 2023, we may have been a PFIC for our taxable year ended December 31, 2023. U.S. Holders should consult with their tax advisors regarding the implications of owning stock in a PFIC. However, because our PFIC status is subject to a number of uncertainties and the applicable law is subject to varying interpretations, neither we nor our tax advisors can provide any assurances with respect to our PFIC status for any prior, the current, or any future taxable year. Moreover, because the calculation of the value of our assets may be based in part on the value of our shares or ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year and is difficult to predict. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year and we have not yet made any determination as to our expected PFIC status for the current year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2023, our current or any other past or future taxable year. As we determine that we are a PFIC for our current taxable year. We intend to annually provide U.S. Holders, (as defined in the section titled “Taxation — Material U.S. Federal Income Tax Considerations for U.S. Holders” under Item 10.E. to our most recent Annual Report on Form 20-F), upon request, a “PFIC Annual Information Statement”, with the information required to allow U.S. Holders to make a “qualified electing fund” election, or “QEF Election” for United States federal income tax purposes.
Under the Internal Revenue Code of 1986, as amended, a non-U.S. company will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the quarterly weighted average value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation or partnership is treated as if it held its proportionate share of the assets and directly received its proportionate share of the income of such other corporation or partnership. If we are a PFIC for any taxable year during which a U.S. Holder holds our shares or ADSs representing our shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the shares or ADSs representing our shares, regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our shares or ADSs representing our shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section titled “Taxation — Material U.S. Federal Income Tax Considerations for U.S. Holders.” under Item 10.E of our most recent Annual Report on Form 20-F. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our shares or ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of shares or ADSs of a PFIC.
If a United States person is treated as owning at least 10% of our shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our shares (directly or in the form of ADSs representing our shares), such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our corporate group, if any. A controlled foreign corporation is any foreign corporation in which more than 50% of the total combined voting power of classes of voting stock or the total value of the corporation is owned (or treated as owned) by United States shareholders. If such group includes one or more U.S. subsidiaries, our non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist our investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations described in this risk factor. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our shares or ADSs representing our shares.
Risks Relating to this Offering
We may allocate the net proceeds from this offering in ways that you or other shareholders may not approve.
We currently intend to use the net proceeds of this offering, if any, together with cash on hand, to advance our portfolio of drug candidates and for general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our ADSs. See “Use of Proceeds.”
You may experience immediate and substantial dilution in the net tangible book value ADS you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The actual offering price per ADS in this offering may exceed the pro forma as adjusted net tangible book value per ADS outstanding as of September 30, 2023. After giving effect to the sale of ADSs in the aggregate gross amount of $2,150,000 at an assumed offering price of $12.16 per ADS, the closing sales price of our ADSs on Nasdaq on January 26, 2024, and after deducting sales commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $6.72 per ADS, representing the difference between our pro forma as adjusted net tangible book value per ADS as of September 30, 2023, after giving effect to the Pro Forma Adjustments and this offering at the assumed offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future, and we issue additional ADSs or securities convertible or exchangeable for our ADSs, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our ADSs offered in this offering.
Sales of a substantial number of our ADSs or shares in the public market could cause the price of our ADSs to fall.
Sales of a substantial number of our ADSs or shares in the public market or the perception that these sales might occur could depress the market price of our ADSs or shares, could make it more difficult for you to sell your ADSs or shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales of our ADSs or shares may have on the prevailing market price of our ADSs or shares. The sale or the availability for sale of a large number of our ADSs or shares in the public market could cause the price of our ADSs and/or shares to decline.
You may experience future dilution as a result of future equity offerings.
We will need additional capital to fund our research and development programs and to fulfill our planned operating goals, in addition to sales, if any, in this offering. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of options to purchase shares or ADSs representing our shares outstanding. If these securities are exercised, you will incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, our ADSs in the future and those options or other securities are exercised, converted or exchanged, stockholders will experience further dilution.
The ADSs offered hereby will be sold in “at the market” offerings, and investors who buy ADSs at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of ADSs sold. Investors may experience a decline in the value of their ADSs as a result of share sales made at prices lower than the prices they paid.
The actual number of ADSs we may sell and the aggregate proceeds resulting from sales under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable laws, we have the discretion to deliver a sales notice to H.C. Wainwright at any time throughout the term of the sales. The number of ADSs that are sold by H.C. Wainwright after we deliver a sales notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with H.C. Wainwright. Because the price per ADS of each ADS sold will fluctuate based on the market price of and demand for the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs, if any, that will ultimately be issued.

USE OF PROCEEDS
We intend to use the net proceeds from this offering, if any, together with cash on hand, to advance our portfolio of drug candidates and for general corporate purposes, before deducting sales commissions and estimated offering expenses payable by us. The amount of proceeds from this offering, if any, will depend upon the number of ADSs sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ADSs under this offering or fully utilize the sales agreement with H.C. Wainwright. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.
Our expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above.
Based on our current operating plan, we believe that our existing cash will enable us to fund our planned operating expenses and capital expenditures through at least September 2024.
Our ability to pursue and finance our operations and our intended development plans beyond such time will depend on our ability to generate additional funding through partnerships or grants and amounts that we may raise through this offering and further fund raisings.
As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received within this offering that we will actually spend on the uses set forth above. Our management will have broad discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing, cost and success of preclinical studies and ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through our existing collaborations and future collaborations, if any, and any unforeseen cash needs.
Pending any use described above, we may invest the net proceeds of this offering in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed government obligations.

DIVIDEND POLICY
We have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our shares will benefit in the foreseeable future only if our shares appreciate in value.
Under Swiss law, any dividend must be proposed by our Board of Directors, or the Board, and approved by a shareholders’ meeting. In addition, our auditors must confirm that the dividend proposal of our Board conforms to Swiss statutory law and our Articles of Association, or the Articles. A Swiss corporation may pay dividends only if it has sufficient distributable profits or brought forward from the previous business years or if it has distributable reserves, each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted.
Distributable reserves are generally booked either as “free reserves” or as “reserve from capital contributions”. Distributions out of issued share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital”.

CAPITALIZATION
The following table sets forth our cash and capitalization as of September 30, 2023, on:
•
an actual basis;

•
a pro forma basis to give effect to (i) the exercise of pre-funded warrants for a total number of 116,900 ADSs representing 14,028,000 shares listed on SIX for total net proceeds of $22,211, (ii) the exercise of 12,527,235 equity incentive units, (iii) the sale of 2,202,521 shares listed on SIX under our sale agency agreement from October 1, 2023 to January 26, 2024 for total net proceeds of CHF 148,581, and (iv) the issuance of 15,300,000 treasury shares to our fully owned subsidiary Addex Pharma SA at CHF 0.01 on December 13, 2023 (collectively, the “Pro Forma Adjustments”); and

•
a pro forma as adjusted basis to give effect to the sale of 21,217,080 shares in the form of 176,809 ADSs with estimated net proceeds of $1.79 million based on the ADSs closing price of $12.16 per ADS as reported on Nasdaq on January 26, 2024, after deducting sales commissions and estimated offering expenses payable by us.

Amounts in CHF	Actual as of September 30, 2023	Pro Forma as of September 30, 2023	Pro Forma As Adjusted as of September 30, 2023
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	4,754,107	4,923,043	6,476,242
Shareholders’ equity
Share capital	1,424,993	1,843,545	1,843,545
Share premium	264,423,284	266,305,820	267,646,850
Other equity	64,620,223	64,620,223	64,620,223
Treasury shares reserve	(635,580)	(758,213)	(679,657)
Other reserves	31,672,921	29,797,015	29,797,015
Accumulated deficit	(357,561,406)	(357,561,406)	(357,561,406)
Total shareholders’ equity, net	3,944,435	4,113,370	5,666,570
Total capitalization	3,944,435	4,113,370	5,666,570
The capitalization set forth in the table above is based on 98,369,691 shares outstanding as of September 30, 2023 but excludes:
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44,129,570 treasury shares indirectly held through our wholly owned subsidiary Addex Pharma SA as of September 30, 2023, of which 43,955,928 are available for the exercise of outstanding warrants;

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40,074,155 shares issuable out of our capital band expiring on May 30, 2028, available for the exercise of outstanding warrants;

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51,225,205 shares issuable out of our conditional capital, including (i) 36,225,205 shares reserved for issuance upon exercise of outstanding warrants and any other warrants granted in connection with issuances of bonds, similar obligations or other financial instruments and (ii) 15,000,000 shares reserved for issuances pursuant to our equity incentive plans of which 14,097,581 relate to outstanding options as of September 30, 2023.

DILUTION
If you invest in our ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ADS in the offering and the as adjusted net tangible book value per ADS after this offering. Dilution results from the fact that the offering price per ADS is substantially in excess of the net tangible book value per ADS.
      As of September 30, 2023, we had a historical net tangible book value of $0.048 per share (approximately $5.77 per ADS). Historical net tangible book value per share represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities, all divided by the number of shares outstanding as of September 30, 2023. After giving effect to the Pro Forma Adjustments described in the section titled “Capitalization” on page S-17 of this prospectus supplement, our pro forma net tangible book value as of September 30, 2023, would approximately amount to $0.039 per share, or approximately to $4.65 per ADS.
After giving effect further to the sale of the ADSs in the aggregate amount of $2,150,000 in the offering at an assumed offering price of $12.16 per ADS, the last reported sale price of our ADSs on Nasdaq on January 26, 2024, and after deducting the sales commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2023, would have been $5.44 per ADS. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.79 per ADS to our existing shareholders and an immediate dilution in net tangible book value of $6.72 per ADS to investors purchasing ADSs in this offering. Dilution is determined by subtracting pro forma as adjusted net tangible book value per share, after giving effect to the additional proceeds we will receive from this offering at the assumed offering price of $12.16 per ADS (CHF 0.09 per share), after deducting the estimated offering expenses payable by us in connection with this offering.
The following table illustrates this dilution on a per ADS basis:
Assumed offering price per ADS		$12.16
Net tangible book value per ADS as of September 30, 2023	$5.77
Decrease in net tangible book value per ADS attributable to the Pro Forma Adjustments	$(1.12)
Pro forma net tangible book value per ADS as of September 30, 2023	$4.65
Increase in net tangible book value per ADS attributable to this offering	$0.79
Pro forma as adjusted net tangible book value per ADS as of September 30, 2023, after giving further effect to this offering	$5.44
Dilution per ADS to new investors purchasing ADSs in this offering		$6.72
The above discussions and table are based on 98,369,691 shares outstanding as of September 30, 2023 but excludes:
•
44,129,570 treasury shares indirectly held through our wholly owned subsidiary Addex Pharma SA as of September 30, 2023, of which 43,955,928 are available for the exercise of outstanding warrants;

•
40,074,155 shares issuable out of our capital band expiring on May 30, 2028, available for the exercise of outstanding warrants;

•
51,225,205 shares issuable out of our conditional capital, including (i) 36,225,205 shares reserved for issuance upon exercise of outstanding warrants and any other warrants granted in connection with issuances of bonds, similar obligations or other financial instruments and (ii) 15,000,000 shares reserved for issuances pursuant to our equity incentive plans of which 14,097,581 relate to outstanding options as of September 30, 2023.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity exercisable into ADSs or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

DESCRIPTION OF SHARE CAPITAL
The following section describes our issued share capital as of January 26, 2024, summarizes the material provisions of our Articles and highlights certain differences in corporate law in Switzerland and the United States.
Capital structure
There were 2,443 shareholders registered in the share register on January 26, 2024. The distribution of shareholdings is divided as follows:
Number of shares	Number of registered shareholders on January 26, 2024
1 to 100	205
101 to 1,000	764
1,001 to 10,000	960
10,001 to 100,000	431
100,001 to 1,000,000	76
1,000,001 to 10,000,000	5
Above 10,000,000	2
Total	2,443
The shareholder base on January 26, 2024, was constituted as follows:
Shareholder structure according to category of investors (weighted by number of shares)
Private persons	33.52%
Institutional shareholders	3.85%
Treasury shares held by the Group	31.03%
Holders of ADSs listed on Nasdaq not registered in the share register	14.48%
Non identified	17.12%
Total	100.00%
Shareholder structure by country (weighted by number of shares)
United States	3.14%
Switzerland	29.04%
Treasury shares held by the Group	31.03%
Holders of ADSs listed on Nasdaq not registered in the share register	14.48%
Other countries	5.19%
Non identified	17.12%
Total	100.00%
Capital
As of January 26, 2024, the share capital amounted to CHF 1,843,544.96, divided into 184,354,496 issued shares with a nominal value of CHF 0.01 per share, of which 6,120,000 shares were issued out of the conditional capital from December 12, 2023 to December 31, 2023 following the exercise of pre-funded warrants from investors and will be registered in the trade register in early 2024 in accordance with Swiss corporate law. As of January 26, 2024, we indirectly held 57,206,449 of our own shares as treasury shares. Hence, our number of outstanding shares amounted to 127,148,047 as of January 26, 2024.

Capital Band
Under the new Swiss corporate law, which became effective on January 1, 2023, the instrument of the authorized share capital has been replaced with that of the capital band.
According to the article 3b of the Articles as in force on December 19, 2023, the Company has a capital band ranging from CHF 1,782,344.96 (lower limit) to CHF 2,673,517.44 (upper limit), authorizing our Board of Directors, or the Board, to increase the share capital within the capital band, once or several times and in any amounts, until December 18, 2028 or until an earlier expiry of the capital range. The capital increase may be effected by issuing up to 89,117,248 fully paid-in registered shares with a par value of CHF 0.01 each or by increasing the par value of the existing shares within the limit of the capital range. The capital band does not authorize the Board to reduce the share capital. If the share capital increases as a result of an increase from conditional capital pursuant to Article 3c A) and B), the Board shall increase the lower and upper limits of the capital band accordingly.
In the event of an issue of shares, the subscription and acquisition of the new shares as well as any subsequent transfer of the shares shall be subject to the restrictions pursuant to Article 5 of the Articles.
In the event of a capital increase within the capital band, the Board shall, to the extent necessary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set-off and conversion of reserves or of profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the beginning date for dividend entitlement. In this regard, the Board may issue new shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offer of these shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board is entitled to permit, to restrict or to exclude the trade with subscription rights. It may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.
In the event of a share issue the Board is authorized to withdraw or restrict subscription rights of existing shareholders and allocate such rights to third parties, the Company or any of its group companies:
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if the issue price of the new shares is determined by reference to the market price; or

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for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders; or

•
for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares; or

•
for the participation of directors and employees at all levels of the Company and its group companies; or

•
for the issuance of shares for conversions under convertible debt instruments, bonds, loans and similar forms of financing of the Company or of a subsidiary company, which are being issued for the purposes of investments or acquisitions; or

•
for the financing of research and clinical development programs and other strategic projects of the Company; or

•
for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges; or

•
for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s).

After a change of the par value, new shares shall be issued within the capital band with the same par value as the existing shares.
Conditional share capital
As of January 26, 2024, we have a total conditional share capital (capital conditionnel/bedingtes Kapital) of CHF 829,972.48. From December 12, 2023 to January 26, 2024, 6,120,000 shares have been issued through our conditional capital following the exercise of pre-funded warrants by investors. The new issued shares will be registered in the trade register in early 2024 in accordance with Swiss corporate law and our Articles will be updated as specified below:
According to article 3c(A) of the Articles, our share capital may be increased by a maximum aggregate amount of CHF 413,349.92 through the issuance of a maximum of 41,334,992 registered shares, which shall be fully paid-in, with a par value of CHF 0.01 per share by the exercise of option rights or subscription rights attached to bons de jouissance which the employees, directors, contractors and/or consultants of the Company or a group company are granted according to respective regulations of the Board.
The pre-emptive rights of the shareholders are excluded. The acquisition of registered shares through the exercise of option rights or subscription rights granted to the holders of bons de jouissance and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles.
According to article 3c(B) of the Articles, our share capital may be increased by a maximum aggregate amount of CHF 416,622.56 through the issuance of a maximum 41,662,256 registered shares, which shall be fully paid-in, with a par value of CHF 0.01 per share by the exercise of option and/or conversion rights which are granted to shareholders of the company and/or in connection with the issue of convertible debt instruments, bonds, loans, options, warrants or similar obligations or other financial instruments by the Company or another group company. In the case of such grants of option and/or conversion rights, the advanced subscription right of shareholders is excluded. The holders of option and/or conversion rights are entitled to receive the new shares. The Board shall determine the terms of the option and/or conversion rights. The acquisition of registered shares through the exercise of option or conversion rights and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles.
Changes in capital
Nominal share capital
December 31, 2021	CHF 49,272,952
December 31, 2022	CHF 1,153,483
December 31, 2023	CHF 1,843,545(1)
January 26, 2024	CHF 1,843,545(1)
Conditional share capital
December 31, 2021	CHF 24,636,476
December 31, 2022	CHF 151,976
December 31, 2023	CHF 829,973
January 26, 2024	CHF 829,973
Authorized share capital(2)
December 31, 2021	CHF 24,636,476
December 31, 2022	CHF —
Capital band(3)
December 31, 2023	CHF 891,173
January 26, 2024	CHF 891,173

(1)
In accordance with Swiss corporate law, the 6,120,000 shares issued out of the conditional capital from December 12, 2023 to December 31, 2023 will be registered in the trade register in early 2024. As of January 26, 2024, the amount of the share capital as registered in the trade register is CHF 1,782,344.96 divided into 178,234,496 shares.

(2)
Under the new Swiss corporate law, which became effective on January 1, 2023, the instrument of the authorized share capital has been replaced with that of the capital band.

(3)
The indicated amount of CHF 891,173 corresponds to the maximum authorized increase of the share capital that may be effected by the Board under the capital band.

Changes in capital in 2021
On June 16, 2021, the shareholders increased the authorized capital from CHF 9,524,317 to CHF 24,636,476 expiring on June 16, 2023 and the conditional capital from CHF 16,424,317 to CHF 24,636,476.
On April 23, 2021, we increased our capital from CHF 39,748,635 to CHF 49,272,952 through the issuance of 9,524,317 new registered shares at nominal value of CHF 1 each out of the authorized capital.
On January 8, 2021, we increased our capital from CHF 32,848,635 to CHF 39,748,635 through the issuance of 6,900,000 new registered shares at nominal value of CHF 1 each, in connection with a global offering of shares.
Changes in capital in 2022
On December 15, 2022, we increased our share capital from CHF 979,094 to CHF 1,153,483 through the issuance of 17,438,883 new registered shares at nominal value of CHF 0.01 each out of the conditional capital, following the exercise of 17,438,883 equity incentive units at a strike price of CHF 0.13 by Board Members, Executive Managers and other employees on October 26, 2022. Of the newly issued shares, 10,193,572 are subjected to sales restrictions.
On October 31, 2022, we increased our share capital from CHF 652,729.52 to CHF 979,094.28 through the issuance of 32,636,476 new registered shares from our authorized capital to our fully owned subsidiary, Addex Pharma SA, at CHF 0.01 per share.
On May 9, 2022, the shareholders (i) increased the authorized capital from CHF 8,636,476 to CHF 32,636,476 and extended its term to May 9, 2024 and (ii) increased the conditional capital from CHF 24,636,476 to CHF 32,636,476. On the same date, the shareholders approved the reduction of the nominal value from CHF 1.00 to CHF 0.01 of all 65,272,952 issued shares, and of all shares issuable from the authorized capital and conditional capital. The approved reduction was registered by the Geneva’s commercial registry on July 19, 2022 and published on July 22, 2022, after the expiration of a period of two months from the publication in the Swiss Gazette of Commerce of three calls to creditors. Our share capital was thus reduced by a total amount of CHF 64,602,222.48 from CHF 65,272,952 to CHF 652,729.52, and the authorized capital and conditional capital were each reduced by a total amount of CHF 32,310,111.24 from CHF 32,636,476 to CHF 326,634.76. Our total number of issued shares (i.e. 65,272,952) as well as our total number of issuable shares out of the authorized capital and conditional capital were not affected by the reduction. The amount corresponding to the nominal reduction of our issued capital was allocated to capital contribution reserves and there was no distribution to shareholders.
On February 2, 2022, we increased our capital from CHF 49,272,952 to CHF 65,272,952 through the issuance of 16,000,000 new registered shares at nominal value of CHF 1 each out of the authorized capital.
For further information on changes in capital for the years ending December 31, 2022 and 2021, including changes in reserves, refer to the consolidated statements of changes in equity as well as note 12 of the audited consolidated financial statements incorporated by reference into this registration statement.
Changes in capital in 2023
On December 19, 2023, the shareholders increased (i) the upper limit of the capital band allowing the Board of Directors to increase the share capital up to CHF 2,673,517.44 at any time until December 18,

2028 by issuing 89,117,248 shares at a nominal value of CHF 0.01 each (ii) the conditional capital from CHF 276,879.70 to CHF 891,172.48. As of December 31, 2023, the conditional share capital decreased to CHF 829,972.48 following the issuance of 6,120,000 shares at a nominal value of CHF0.01 through the exercise of pre-funded warrants by one investor from December 12, 2023 to December 31, 2023. As a consequence, our share capital increased by CHF 61,200. The 6,120,000 new issued shares will be registered in the trade register in early 2024 in accordance with Swiss corporate law.
On December 13, 2023, we increased our share capital by CHF 153,000 through the issuance of 15,300,000 new registered shares from our capital band to our fully owned subsidiary, Addex Pharma SA, at CHF 0.01 per share and we registered into trade register a total of 29,986,185 new registered shares from our conditional capital. Of these 29,986,185 shares, 17,458,950 were issued following the exercise of pre-funded warrants by investors and 12,527,235 were issued following the exercise of equity incentive units by directors, executive managers and certain employees.
On June 14, 2023, we increased our share capital by CHF 176,000 through the issuance of 17,600,000 new registered shares from our capital band to our fully owned subsidiary, Addex Pharma SA, at CHF 0.01 per share.
On May 31, 2023, the shareholders (i) replaced the authorized capital with a capital band, as introduced under the new Swiss corporate law, under a new article 3b in our Articles, thereby allowing the Board to increase the share capital up to CHF 1,730,224.66 at any time until May 30, 2028 by issuing 57,674,155 shares at a nominal value of CHF 0.01 each, and (ii) increased the conditional capital from CHF 151,975.93 to CHF 576,741.55.
Shares and participation certificates
Addex has one class of shares, i.e. registered shares with a nominal value of CHF 0.01 per share. Each share is fully paid up and carries one vote and equal dividend rights, with no privileges. We have no participation certificates (bons de participation / Partizipationsscheine).
Equity Sharing certification
Equity sharing certificates are available for granting to our employees and/or directors and/or consultants under our equity incentive plan. Equity sharing certificates do not form part of the share capital, have no nominal value, and do not grant any right to vote nor to attend meetings of shareholders. There are 1,700 equity sharing certificates (bons de jouissance / Genussscheine). Each equity sharing certificate grants the right to subscribe for 1,000 of our shares and a right to liquidation proceeds calculated in accordance with article 34 of the Articles. Our shares and equity sharing certificates are not certificated. Shareholders and equity sharing certificate holders are not entitled to request printing and delivery of certificates, however, any shareholder or equity sharing certificate holder may at any time request that we issue a confirmation of its holdings.
Limitations on transferability of shares and nominee registration
A transfer of uncertified shares is affected by a corresponding entry in the books of a bank or depository institution following an assignment in writing by the selling shareholder and notification of such assignment to Addex by the bank or the depository institution. If following a transfer of shares a shareholder wishes to vote at or participate in a shareholders’ meeting, such shareholder must file a share registration form in order to be registered in Addex’s share register with voting rights. Failing such registration, a shareholder may not vote at or participate in a shareholders’ meeting. The shares in the form of American Depositary Shares or ADSs are held by Citibank acting as depositary and voted at the shareholders’ meeting according to the instructions received from the ADS holders.
A purchaser of shares will be recorded in Addex’s share register as a shareholder with voting rights if the purchaser discloses its name, citizenship or registered office and address and gives a declaration that it has acquired the shares in its own name and for its own account.
Article 5 of the Articles provides that a person or entity that does not explicitly state in its registration request that it will hold the shares for its own account (Nominee) may be entered as a shareholder in the share register with voting rights for shares up to a maximum of 5% of the share capital as set forth in the commercial register. Shares held by a Nominee that exceed this limit are only registered in the share register with voting rights if such Nominee discloses the name, address and shareholding of any person or legal entity for whose account it is holding 1% or more of the share capital as set forth in the commercial register.
The limit of 1% shall apply correspondingly to Nominees who are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated. A share being indivisible, hence only one representative of each share will be recognized. Furthermore, shares may only be pledged in favor of the bank that administers the bank entries of such shares for the account of the pledging shareholders. If the registration of shareholdings with voting rights was effected based on false information, the Board may cancel such registration with retroactive effect. There are no further rules in the Articles for granting exceptions and no exceptions were granted in 2022. The Articles do not contain any provisions on the procedure and conditions for cancelling privileges and limitations on transferability.
Convertible bonds and options
As of January 26, 2024, we had no convertible or exchangeable bonds or loans outstanding. As of January 26, 2024, we had a total of 69,686,088 equity instruments outstanding, divided into 61,676,618 warrants (the “Warrants”), and 8,009,470 shares reserved for the ESOP (the “ESOP Shares”). The ESOP Shares are granted to non-executive directors, members of the executive management, employees or consultants of the Group. They vest over a four-year period and have a 1:1 subscription ratio, a ten-year expiration term and an exercise price between CHF 0.05 to CHF 3.00. For information on equity incentive plans for non-executive directors, members of the executive management, employees and consultants, refer to note 13 of the audited consolidated financial statements incorporated by reference into this registration statement.
5,866,898 of the Warrants have been granted to various investors in connection with the capital increase of March 28, 2018 (the “2018 Warrants”). Each of the 2018 Warrants entitles the investors to subscribe without any specific conditions, one registered share at a price of CHF 3.43 during a seven-year period.
The remaining 55,809,720 Warrants represented by 465,081 ADSs, were granted to the same institutional investor (the “Institutional Investor”) through three offerings, respectively on December 21, 2021, July 26, 2022 and April 5, 2023. The Warrants have an exercise price of $20.00 per ADS (CHF 0.15 per share) and expire on April 5, 2028. Each ADS represents 120 shares listed on SIX. Their subscription ratio is 1:1. The 55,809,720 Warrants are divided into (i) 9,230,772 Warrants granted on December 21, 2021 with an initial exercise price of CHF 1.00 per share, initially expiring on December 21, 2027, (ii) 15,000,000 Warrants granted on July 26, 2022 with an initial exercise price of CHF 0.30 per share, initially expiring on July 26, 2027, and (iii) 31,578,948 Warrants granted on April 5, 2023 with an initial exercise price of CHF 0.15 per share, initially expiring on April 5, 2028. As part of the offering completed on April 5, 2023 with the Institutional Investor, the exercise price of the Warrants granted on December 21, 2021 and July 26, 2022 were reduced to CHF 0.15 per share and their exercise period was extended to April 5, 2028.
Stock Exchange Listing
Our ADSs have been listed on Nasdaq, under the symbol “ADXN” since January 29, 2020 and our shares have been listed on SIX under the ticker symbol “ADXN” since May 21, 2007.
Registrar of Shares, Depositary for ADSs
Our share register is maintained by ShareCommService AG. The share register reflects only record owners of our shares. Holders of ADSs representing our shares will not be treated as our shareholders and their names will therefore not be entered in our share register. Citibank, N.A. acts as the depositary for the ADSs representing our shares and the custodian for shares represented by ADSs is Citibank Zurich.
Holders of ADSs representing our shares have a right to receive the shares underlying such ADSs. For discussion on ADSs representing our shares and rights of ADS holders, see the section entitled “Description of American Depositary Shares” in the accompanying prospectus.

Notification and Disclosure of Substantial Share Interests
Under the applicable provisions of the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act (“FMIA”), persons who directly, indirectly or in concert with other parties acquire or dispose of our shares, purchase rights or obligations relating to our shares (the “Purchase Positions”) or sale rights or obligations relating to our shares (the “Sale Positions”), and thereby, directly, indirectly or in concert with other parties reach, exceed or fall below a threshold of 3%, 5%, 10%, 15%, 20%, 25%, 33∕%, 50% or 66∕% of our voting rights (whether exercisable or not) must notify us and the Disclosure Office of the SIX of such acquisition or disposal in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information via the SIX’s electronic publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares and Purchase Positions, on the one hand, and Sale Positions, on the other hand, may not be netted. Rather, the shares and Purchase Positions and the Sale Positions must be accounted for separately and may each trigger disclosure obligations if the respective positions reach, exceed or fall below one of the thresholds. In addition, actual share ownership must be reported separately if it reaches, exceeds or falls below one of the thresholds.
Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights.
Obligation to Make an Offer
Pursuant to the FMIA, any person that acquires our shares, whether directly or indirectly or acting in concert with third parties, and, as a result, exceeds the threshold of 331∕3% of our voting rights (whether exercisable or not), must submit a public tender offer to acquire 100% of our shares. A company’s articles of association may waive this requirement or raise the relevant threshold to up to 49% (“opting out” and “opting up”, respectively).
The Swiss Takeover Board or the Swiss Financial Market Supervisory Authority FINMA may grant exemptions from the mandatory offer rule in certain circumstances. Also, there is no obligation to make a public tender offer under the FMIA and its implementing ordinances if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law or execution proceedings. However, such acquisitions have to be notified to the Swiss Takeover

PLAN OF DISTRIBUTION
We have entered into the sales agreement with H.C. Wainwright, pursuant to which we may issue and sell from time to time the ADSs through H.C. Wainwright as our sales agent. Sales of the ADSs, if any, will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 promulgated under the Securities Act. If we and H.C. Wainwright agree on any method of distribution other than sales of the ADSs on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
H.C. Wainwright will offer the ADSs at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and H.C. Wainwright. We will designate the number of ADSs which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of ADSs that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the ADSs requested to be sold by us. We or H.C. Wainwright may suspend the offering of the ADSs being made through H.C. Wainwright under the sales agreement at any time upon proper notice to the other party.
Settlement for sales of ADSs will occur on the second business day, and on and after May 28, 2024 (or such later date on which the SEC’s final rule with respect to the shortening of the securities transaction settlement cycle becomes effective), on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and H.C. Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ADSs as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and H.C. Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Wainwright a cash commission of 3.0% of the gross sales price of the ADSs of that Wainwright sells pursuant to the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse H.C. Wainwright for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to $5,000 per due diligence update session conducted in connection with each such date the Company files its Annual Report on Form 20-F and $2,500 per due diligence update session, if any, for the three, six and nine months ended on and as of the last day of the first, second and third fiscal quarters, respectively, for H.C. Wainwright’s counsel’s fees. We will report at least quarterly the number of ADSs sold through H.C. Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to H.C. Wainwright in connection with the sales of ADSs.
In connection with the sales of the ADSs on our behalf, H.C. Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to H.C. Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to H.C. Wainwright against certain liabilities, including liabilities under the Securities Act.
The offering of the ADSs pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the ADSs provided for in this prospectus supplement or termination of the sales agreement as permitted therein.
To the extent required by Regulation M, H.C. Wainwright will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus supplement.
H.C. Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. H.C. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, H.C. Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. H.C. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by H.C. Wainwright, and H.C. Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically. The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement. A copy of the sales agreement is included as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Documents By Reference”.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS
We are organized under the laws of Switzerland and our registered office and domicile is located in Plan-les-Ouates, Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
•
the non-Swiss court had jurisdiction pursuant to the PILA;

•
the judgment of such non-Swiss court has become final and non-appealable;

•
the judgment does not contravene Swiss public policy;

•
the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•
no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

EXPENSES
The following are the estimated expenses of this offering payable by us with respect to the ADSs issuable under this prospectus supplement and the accompanying prospectus. With the exception of the SEC registration fee, all amounts are estimates and may change:
SEC registration fee	$317
FINRA Registration fees	$323
Printing	$10,000
Legal fees and expenses	$232,000
Accounting fees and expenses	$29,000
Miscellaneous fees	$11,768
Total	$283,408
LEGAL MATTERS
We are being represented by Cooley LLP, New York, New York with respect to certain matters of U.S. federal and New York law. Homburger AG, Zurich, Switzerland, will pass upon the validity of the shares to be offered and other legal matters relating to Swiss law, in connection with this offering. H.C. Wainwright is being represented by Haynes and Boone, LLP, New York, New York in connection with this offering.
EXPERTS
The consolidated financial statements as of December 31, 2022 and 2021, and for each of the three years ended December 31, 2022, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO AG, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be obtained at the website described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form F-3 that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which they refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.addextherapeutics.com/en/ through which you can access electronic copies of our SEC filings free of charge. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:
(a)   The Registrant’s Annual Report on Form 20-F dated March 30, 2023 (File No. 001-39179), which contains audited statements for the Registrant’s latest fiscal year for which such statements have been filed;
(b)   Our Reports on Form 6-K furnished to the SEC on January 19, 2023, February 6, 2023, February 9, 2023, March 30, 2023, April 3, 2023, April 4, 2023, May 5, 2023, May 10, 2023, May 11, 2023, May 18, 2023, June 1, 2023, June 15, 2023, July 24, 2023, August 3, 2023, August 10, 2023 (as amended on Form 6-K/A on December 21, 2023), September 5, 2023, September 5, 2023, September 20, 2023, October 6, 2023, October 20, 2023, November 8, 2023, November 14, 2023, November 28, 2023, November 29, 2023, December 14, 2023 and December 20, 2023;
(c)   The description of the Registrant’s Shares which is contained in the Registrant’s Registration Statement on Form 8-A filed on January 14, 2020 (File No. 001-39179) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement and the accompanying prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus supplement and the accompanying prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Addex Therapeutics Ltd, Attn: Head of Finance, Chemin des Mines 9, CH-1202 Geneva, Switzerland, or by telephone at +41 22 884 1555.
You also may access these filings on our website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement or the accompanying prospectus, except as modified or superseded.

PROSPECTUS
Addex Therapeutics Ltd
$150,000,000 of Shares Offered by the Company
and
7,704,600 Shares Offered by the Selling Shareholder
(Each Including Shares in the Form of American Depositary Shares)

This prospectus will allow us to issue shares from time to time at prices and terms to be determined in each offering up to a maximum aggregate offering price of $150,000,000. Each share may be issued in the form of American Depositary Shares or ADSs. Each ADS represents the right to receive six shares of Addex Therapeutics Ltd.
In addition, the selling shareholder named in this prospectus, or the selling shareholder, may offer and sell from time to time up to 7,704,600 of our shares represented by ADSs. We will not receive any of the proceeds from the sale of shares by the selling shareholder. We are registering these shares pursuant to a registration rights agreement that we entered into with the selling shareholder and other shareholders. The selling shareholder may offer and sell its shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling shareholder may conduct sales of their ordinary shares.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any primary offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers or agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in any applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that either we or the selling shareholder expect to receive from such sale will also be set forth in a prospectus supplement.
Our ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ADXN.” Our shares are listed on the SIX Swiss Exchange, or SIX, under the symbol “ADXN.” On April 1, 2021, the last reported sale price of our ADSs on Nasdaq was $10.56 per ADS and the closing price of our shares on SIX on April 1, 2021 was CHF 1.67 per share, which is equivalent to $1.77 per share based on an exchange rate between the Swiss franc and the U.S. dollar of $1.0613 per CHF 1.0 as of April 1, 2021, or $10.63 per ADS, after giving effect to the 6:1 share-to-ADS ratio. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Under the registration statement to which this prospectus forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.5 to Form F-3 is $48.95 million, based on 27,618,907 shares held by non-affiliates on April 1, 2021 and a $1.77 closing price of the common stock on SIX on April 1, 2021. We have not offered any securities pursuant to General Instruction I.B.5 to Form F-3 in the prior 12-month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors” and under similar headings in the other documents that are incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 13, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “shelf” registration process.
Under this shelf registration, we may offer shares, which may be issued in the form of ADSs, described in this prospectus from time to time in one or more offerings up to a total aggregate offering price of $150,000,000, and the selling shareholder named in this prospectus may also offer and sell up to 7,704,600 of our shares represented by ADSs under this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we or, if required under the Securities Act, the selling shareholder sells securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A PRIMARY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Addex,” “Addex Therapeutics,” “Addex Therapeutics Ltd,” “the Company,” “we,” “us” and “our” refer to Addex Therapeutics Ltd together with its subsidiaries. Our reporting currency is the Swiss franc. The terms “dollar,” “USD” or “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Neither we, the selling shareholder, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
For investors outside the United States: Neither we nor the Selling Shareholder has done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
We own trademarks for Addex Therapeutics in Switzerland. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the development of our product candidates, including statements regarding the timing of initiation, completion and the outcome of pre-clinical studies or clinical trials and related preparatory work, the period during which the results of the studies or trials will become available and our research and development programs with respect to our product candidates;

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the impact of COVID-19 on our business and operations;

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our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

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our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

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our plans to research, develop, manufacture and commercialize our product candidates;

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the timing of our regulatory filings for our product candidates;

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the size and growth potential of the markets for our product candidates;

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our ability to raise additional capital;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our expectations regarding our ability to obtain and maintain intellectual property;

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our ability to attract and retain qualified employees and key personnel;

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our ability to contract with third party suppliers and manufacturers and their ability to perform adequately;

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how long we will qualify as an emerging growth company or a foreign private issuer;

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our estimates regarding future revenue, expenses and needs for additional financing;

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our belief that our existing cash, cash equivalents and marketable securities as of December 31, 2020 and the proceeds raised through the capital increase executed on January 8, 2021 will be sufficient to fund our operating expenses and capital expenditure requirements through at least the second quarter 2022; and

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regulatory developments in the United States, European Union and other jurisdictions.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

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PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Report on Form 20-F for the year ended December 31, 2020 and reports on Form 6-K since January 1, 2021, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
We are a clinical-stage pharmaceutical company focused on the development and commercialization of an emerging class of novel orally available small molecule drugs known as allosteric modulators. Allosteric modulators target a specific receptor or protein and alter the effect of the body’s own signaling molecules on their target through a novel mechanism of action. These innovative small molecule drug candidates offer several potential advantages over conventional non-allosteric molecules and may offer an improved therapeutic approach to existing drug treatments. To date, our research and development efforts have been primarily focused on building a portfolio of proprietary drug candidates based on our allosteric modulator development capability. The allosteric modulator principle has broad applicability across a wide range of biological targets and therapeutic areas, but our primary focus is on G-protein coupled receptors, or GPCR, targets implicated in neurological diseases, where we believe there is a clear medical need for new therapeutic approaches.
Using our allosteric modulator discovery capabilities, we have developed a pipeline of proprietary clinical and preclinical stage drug candidates. We or our partners are developing these clinical and preclinical stage proprietary drug candidates for diseases for which there are no approved therapies or where improved therapies are needed. These include levodopa induced dyskinesia associated with Parkinson’s disease, or PD-LID, non-parkinsonian dystonia (including blepharospasm), or dystonia, epilepsy, addiction (including alcohol use disorder), Charcot-Marie-Tooth type 1A neuropathy, or CMT1A, post-traumatic stress disorder, or PTSD, and other neurodegenerative diseases. Some of these indications are classified as rare diseases that may allow for orphan drug designation by regulatory agencies in major commercial markets, such as the United States, Europe and Japan. Orphan drug designation may entitle the recipient to benefits, in the jurisdiction granting the designation, such as market exclusivity following approval and assistance in clinical trial design, a reduction in user fees or tax credits related to development expenses.
We are developing our lead drug candidate, dipraglurant, as a metabotropic glutamate receptor subtype 5 negative allosteric modulator, or mGlu5 NAM, for the treatment of PD-LID. We are planning to initiate a placebo-controlled Phase 2b/3 pivotal clinical trial of dipraglurant in PD-LID patients in the second quarter of 2021, pending removal of governmental restrictions and lessening of the impact of the global coronavirus pandemic on the U.S. healthcare system, which delayed our previously anticipated initiation in the first quarter of 2020. The clinical trial is expected to be conducted at approximately 50 sites in the United States and target enrollment of approximately 140 patients. We have received orphan drug designation from the United States Food and Drug Administration, or FDA, for dipraglurant in PD-LID and expect to report topline results in the fourth quarter of 2022. In parallel, we are developing an extended release formulation of dipraglurant as a novel orally available mGlu5 NAM for the treatment of blepharospasm. We expect to start an exploratory placebo-controlled Phase 2 clinical trial in blepharospasm patients using the current immediate release formulation of dipraglurant in the second quarter of 2021.
Our partnered drug candidate, ADX71149 is a novel orally active metabotropic glutamate receptor subtype 2 positive allosteric modulator, or mGlu2 PAM for the treatment of epilepsy. Our partner, Janssen Pharmaceuticals, Inc., or Janssen, a subsidiary of Johnson & Johnson is planning to initiate a placebo-controlled Phase 2a proof of concept clinical trial of ADX71149 in epilepsy patients in the second quarter of 2021. Under our agreement with Janssen, Janssen is responsible for financing the development and commercialization, if any, of ADX71149.
We are also conducting a research program under our strategic partnership with Indivior UK Limited, or Indivior, to discover novel orally available gamma-aminobutyric acid subtype B receptor positive allosteric modulators, or GABAB PAMs. We are currently in clinical candidate selection and expect to deliver a drug candidate by the end of 2021. Under terms of the agreement with Indivior, we have the right to select drug candidates for development in certain exclusive indications outside of addiction. We plan to develop our selected drug candidate in CMT1A, an indication that has been clinically validated with baclofen, an orthosteric agonist of GABAB.
Allosteric modulators have broad applicability for many clinically validated GPCR targets which are implicated in multiple therapeutic indications. We intend to continue to leverage our scientific expertise in allosteric modulation and our proprietary technology platform to discover novel drug candidates for the treatment of neurological diseases.
Based on our expertise in allosteric modulation, our goal is to build a leading neuroscience company focused on conditions where current treatment options are limited and where unmet medical needs exist. Our business strategy includes the possibility of entering into collaborative arrangements with third parties to complete the development and commercialization of our proprietary drug candidates, such as our partnership with Janssen Pharmaceuticals, Inc., or Janssen, a subsidiary of Johnson & Johnson, for ADX71149 and our strategic partnership with Indivior for GABAB PAM. We cannot forecast with any degree of certainty which proprietary products or indications, if any, will be subject to future collaborative arrangements, in whole or in part, and how such arrangements would affect our development plan or capital requirements. To date, we have secured grants and other funding from: The Michael J. Fox Foundation for Parkinson’s Research, or MJFF, for the development of dipraglurant for the treatment of PD-LID; the National Institute of Drug Abuse, or NIDA, to generate important data on the role of GABAB in addiction; the Swiss Innovation Agency, or Innosuisse, to advance our understanding of the role of our drug candidates in neurodegenerative and psychiatric diseases; and the Eurostars Joint Programme, or Eurostars to identify novel drug candidates on mGlu7 NAM for PTSD. As we advance our clinical and preclinical programs, we will continue to apply for subsidies, grants and government or agency sponsored studies that could offset or reduce our development costs.
The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized pharmaceutical companies, including products approved for marketing and/or product candidates under development, for each of the product candidates and each of the indications for which we are developing. Furthermore, government authorities in the United States, at the federal, state and local levels, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of pharmaceutical products, such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.
Research and Development Portfolio
Using our allosteric modulator platform and drug discovery and development expertise, we have established a portfolio of clinical and preclinical programs, both internally and with partners.
Internally Developed Product Candidates

Dipraglurant for the treatment of levodopa-induced dyskinesia associated with Parkinson’s disease.   We are developing dipraglurant as a novel orally available mGlu5 NAM for the treatment of PD-LID. PD-LID is a disease with significant commercial opportunity as improved therapies are needed. We believe that, subject to regulatory approval, dipraglurant may offer an innovative and differentiated treatment approach from existing therapies. In a 28 day Phase 2a placebo-controlled clinical trial, conducted in the United States and Europe, in patients with PD-LID, dipraglurant met its primary end point, was generally well tolerated and no clinically significant abnormalities of safety monitoring parameters occurred. In addition, at Day 1 and Day 14, dipraglurant showed statistically significant effects on PD-LID clinical symptoms, as measured using mAIMs. However, an increasing placebo response resulted in the effect of dipraglurant on PD-LID clinical symptoms not showing statistical significance at Day 28. We have substantially completed the preparation of dipraglurant to start registration studies in PD-LID and expect to initiate a Phase 2b/3 placebo-controlled pivotal clinical trial of dipraglurant in PD-LID patients in the second quarter of 2021, pending removal of governmental restrictions and lessening of the impact of the global coronavirus pandemic on the U.S. healthcare system, which delayed our previously anticipated initiation in the first quarter of 2020. The clinical trial is expected to be conducted at approximately 50 sites in the United States and target enrollment of approximately 140 patients. We have also received orphan drug designation from the FDA for dipraglurant in PD-LID and expect to report topline results in the fourth quarter of 2022.
Dipraglurant, for the treatment of non-Parkinsonian dystonia, including blepharospasm.   We are developing an extended release formulation of dipraglurant as a novel orally available NAM for the treatment of blepharospasm. There are many types of dystonia affecting up to 300,000 people in the United States. Blepharospasm is characterized by involuntary muscle contractions and spasms of the eyelid muscles resulting in sustained eyelid closure causing substantial visual disturbance or functional blindness. We expect to start an exploratory placebo-controlled Phase 2 clinical trial in blepharospasm patients using the current immediate release formulation of dipraglurant in the second quarter of 2021. Subject to regulatory approval, we believe that dipraglurant may offer an innovative and differentiated treatment approach for multiple types of dystonia and present a significant commercial opportunity.
Externally Developed Out-licensed Product Candidate
ADX71149 (mGlu2 PAM) for the treatment of epilepsy.   Our partnered drug candidate, ADX71149 is a novel orally active mGlu2 PAM. Our partner, Janssen, has completed Phase 1 and two Phase 2a clinical trials in schizophrenia and anxious depression, respectively. Janssen has conducted several preclinical studies in epilepsy and is planning to initiate a placebo-controlled Phase 2a proof of concept clinical trial of ADX71149 in epilepsy patients in the second quarter of 2021. Under our agreement with Janssen, Janssen is responsible for financing the development and commercialization, if any, of ADX71149.
Material Internal Research Programs

GABAB PAM for the treatment of addiction.   Our partner, Indivior, has licensed worldwide rights to our GABAB PAM program and is responsible for all development, manufacture and commercialization of any selected GABAB PAM drug candidates. Under the agreement, we are responsible for executing a research program funded by Indivior to discover novel drug candidates. Indivior has the right to select GABAB PAM drug candidates from our research program. We started the clinical candidate selection phase in the fourth quarter of 2020 and expect IND enabling studies to be initiated in 2022. Indivior’s primary focus is addiction, including alcohol use disorder. We believe that addiction is an indication with a significant commercial opportunity. Existing therapies often do not provide effective control of symptoms or have side effects that discourage adherence. Subject to regulatory approval, we believe that GABAB PAM may offer an innovative and differentiated treatment approach from existing therapies and may provide benefit to patients.
GABAB PAM for the treatment of CMT1A.   Our license agreement with Indivior provides for a funded research program, under which we have the right to select drug candidates for exclusive development in certain indications outside of addiction, including CMT1A, a rare disease indication. We plan to pursue orphan drug designation for a selected drug candidate for CMT1A. The program is in the clinical candidate selection phase and we expect to initiate IND enabling studies in 2022. We believe an oral small molecule GABAB PAM with a once-a-day dosing and without the adherence-limiting side effects of baclofen, which is currently used off label, could bring benefit to patients and consequently present a strong commercial opportunity for us.
mGlu7 NAM for the treatment of PTSD.   We are developing mGlu7 NAMs as a novel orally available treatment to reduce fear memory in PTSD, a disorder that can lead to intense fear and anxiety. Current medication is unspecific and ineffective, with a number of side effects. By selectively targeting mGlu7 with NAMs, the brain circuitries involved in fear and anxiety can be more precisely modulated, potentially resulting in a more focused response and fewer side effects than current therapeutic approaches. Subject to regulatory approval, we believe our mGlu7 NAM may offer an innovative and differentiated treatment approach from existing therapies. We are in late lead optimization and a consortium led by us has been awarded a €4.85 million grant from the Eurostars Joint Programme to advance the program to drug candidate stage.
Early Stage Internal Research Programs
mGlu2 NAM for the treatment of mild neurocognitive disorders, or mNCD.   We are developing mGlu2 NAM as a novel orally available treatment for mNCD associated with Alzheimer’s disease, Parkinson’s disease and depressive disorders. We are currently optimizing multiple chemical series of highly selective mGlu2 NAMs offering advanced compounds at the late stage of lead optimization.
mGlu4 PAM for the treatment of Parkinson’s disease.   We are developing mGlu4 PAM as a novel orally available treatment for Parkinson’s disease. We are currently optimizing multiple chemical series of highly selective mGlu4 PAMs with compounds in early lead optimization.
mGlu3 PAM for the treatment of neurodegenerative disorders.   We are developing mGlu3 PAM as a novel orally available treatment for neurodegenerative disorders. We are currently optimizing multiple chemical series of highly selective mGlu3 PAMs, with compounds in early lead optimization.
Recent Developments
On March 23, 2021, we entered into an addendum (the “Addendum”) to the Sale Agency Agreement between us and Kepler Cheuvreux, dated August 24, 2020 (the “Sale Agreement”). The Addendum extended the duration of the Sale Agreement from March 31, 2021 until December 31, 2021, unless terminated earlier by either party. The terms of the Sale Agreement otherwise remain unchanged.
Corporate Information
We are a corporation organized under the laws of Switzerland. Our ADS have been listed on Nasdaq under the symbol “ADXN” since January 29, 2020, and our shares have been listed on SIX since May 2007 under the symbol “ADXN.”
Our corporate headquarters is located at Chemin des Mines 9, CH-1202 Geneva, Switzerland, where the telephone number is +41 22 884 1555, and our registered office is located at c/o Addex Pharma SA, Chemin des Aulx 12, CH-1228 Plan-les-Ouates, Geneva, Switzerland. Our website address is www.addextherapeutics.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus. Our agent for service of process in the United States is Addex Pharmaceuticals Inc., 650 California Street, San Francisco, CA 94108.
Summary Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section titled “Risk Factors” before deciding whether to invest in our shares, which may be issued in the form of ADSs. These important risks include, but are not limited to, the following:
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We will need significant amounts of additional new capital to fund our continued development activities.

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We cannot guarantee that we will have sufficient funds available in the future to develop and commercialize our current or future drug candidates.

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We have a history of net losses and negative cash flows, and we expect that such losses will continue for the foreseeable future and that we may never achieve or maintain profitability.

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We are a development-stage company working with novel approaches to therapeutics, which may not be successful.

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We have no products on the market and we may never generate revenue from the sale or licensing of product candidates.

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The future of our business and operations depends on the success of our allosteric modulator development programs, including our most advanced proprietary product candidate, dipraglurant.

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Our dependence on Janssen to develop and commercialize ADX71149 and Indivior to develop and commercialize our GABAB PAM program exposes us to significant risks.

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If third parties on which we depend to conduct our clinical trials do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, our clinical development program could be delayed and otherwise adversely affected.

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Our business could be negatively affected by the effects of health epidemics, including the evolving effects of the COVID-19 pandemic, in regions where we or third parties on which we rely have significant manufacturing facilities, concentrations of clinical trial sites or other business operations.

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Because we rely on third party manufacturing and supply partners, our clinical development supplies and other materials may become limited or interrupted or may not be of satisfactory quality.

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Our drug candidates must prove their efficacy and safety in rigorous clinical testing that is expensive, time-consuming and may be delayed, suspended or terminated at any time.

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We face competition from entities that have developed or may develop similar or different product candidates aimed at the indications on which we are focusing.

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Any commercialization efforts by us will require us to develop sales, marketing and distribution capabilities internally or through arrangements with third parties.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:
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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (2) the last day of 2025; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three year period.
Foreign Private Issuer
We are a foreign private issuer as defined in Section 405 of the Securities Act. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2020 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to execute the development of our portfolio of proprietary drug candidates based on our allosteric modulator development capabilities. These include dipraglurant, an mGlu5 negative allosteric modulator, for use in Parkinson’s disease and dystonia, and our preclinical pipeline. We may also use a portion of the net proceeds for corporate development activities aimed at securing resources from investors, through partnerships and from grant providers to advance our clinical and preclinical programs, as well as our allosteric modulator discovery platform. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any proceeds from the sale of securities by the selling shareholder offered hereby.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of December 31, 2020 on
•
an actual basis; and

•
on an as adjusted basis to give effect to our January 8, 2021 issuance and sale of 6,900,000 new shares of which 6,750,000 were in the form of ADSs, which gross proceeds amounted to CHF 10.1 million ($11.5 million), partially offset by capital increase costs of CHF 1.6 million ($1.7 million).

You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.
CHF in thousands	Actual as at December 31, 2020	As adjusted as at December 31, 2020
	(audited)	(unaudited)
Cash and cash equivalents	18,695	27,316
Shareholders’ equity
Share capital	32,849	39,749
Share premium	286,888	288,446
Reserves	8,579	8,579
Accumulated deficit	(313,706)	(313,706)
Total shareholders’ equity, net	14,610	23,068
Total capitalization	14,610	23,068
Unless otherwise stated in this prospectus, the number of our shares set forth herein is as of December 31, 2020 and is based on 27,118,774 shares outstanding, but excludes:
•
6,900,000 new shares of which 6,750,000 were issued in the form of 1,125,000 ADSs in a registered offering executed on January 8, 2021;

•
5,729,861 treasury shares indirectly held through our wholly-owned subsidiary Addex Pharma SA, on such date;

•
authorized (but unissued) capital of 16,424,317 shares as of December 31, 2020, of which 6,900,000 shares have been issued for the registered offering executed on January 8, 2021;

•
conditional (but unissued) capital of 16,424,317 shares, including 5,866,898 shares reserved for issuance upon exercise of any options or warrants granted in connection with an issuance of bonds, similar obligations or other financial instruments and 10,557,419 shares reserved for issuance pursuant to our equity incentive plans of which 6,967,210 relate to outstanding stock options and subscriptions rights linked to equity sharing certificates granted under our equity incentive plans, each as of December 31, 2020; and

•
1,700 equity sharing certificates (bons de jouissance / Genussscheine) as of December 31, 2020 have been issued to our 100% owned subsidiary, Addex Pharma SA, of which 199 have been granted under our equity incentive plans with subscriptions rights to 198,750 shares outstanding December 31, 2020. These subscription rights are included in the 10,557,419 of conditional capital referred to above.

SELLING SHARHOLDER
The shares being offered by the selling shareholder are those currently held by the selling shareholder and those issuable to the selling shareholder upon exercise of certain warrants held by the selling shareholder, who has piggyback registration rights under a registration rights agreement. We are registering the shares in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the ownership of the shares and warrants, the selling shareholder has not had any material relationship with us within the past three years.
The table below lists the selling shareholder and other information regarding the beneficial ownership of the shares held by the selling shareholder. The second column lists the number of shares beneficially owned by the selling shareholder, based on its ownership of the shares and warrants as of January 31, 2021, assuming exercise of the warrants held by the selling shareholder on that date, without regard to any limitation on exercise. The third column lists the percentage of shares beneficially owned by the selling shareholder before the offering. The fourth column lists the number of shares being registered in this prospectus by the selling shareholder. In accordance with the terms of the registration rights agreement with the selling shareholder and certain other holders of our shares and warrants, this prospectus generally covers the resale of that number of shares equal to the number of shares currently held by the selling shareholder and the shares issuable upon exercise of the warrants, determined as if such warrants were exercised in full. The fifth column lists the percentage of shares beneficially owned by the selling shareholder, assuming the sale of all of the shares registered by the registration statemen of which this prospectus forms a part.
The selling shareholder may sell all, some or none of its shares included in this prospectus. See “Plan of Distribution.”
Name of Selling Shareholder	Number of shares beneficially owned	Percentage of shares beneficially owned before the offering	Number of shares being registered in the offering	Percentage of shares beneficially owned after the offering
Growth Equity Opportunities Fund IV, LLC(1)	7,704,600	21.3%	7,704,600	0

(1)
Consist of 5,648,690 shares and 2,055,910 shares issuable upon exercise of outstanding warrants directly held by Growth Equity Opportunities Fund IV LLC (“GEO IV”) that is wholly owned by New Enterprise Associates 15, L.P (“NEA 15”). The shares directly held by GEO IV are indirectly held by NEA 15, whose general partner is NEA Partners 15, L.P (“NEA Partners 15”). The general partner of NEA Partners 15 is NEA 15 GP, LLC (“NEA 15 LLC”). The individual Managers of NEA 15 LLC, or collectively, the NEA 15 Managers are Forest Baskett, Anthony A. Florence Jr., Joshua Makower, Mohamad Makhzoumi, Scott D. Sandell and Peter W. Sonsini. GEO IV, NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to our securities held directly by GEO IV. The address of Growth Equity Opportunities Fund IV LLC is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following section describes our issued share capital as of December 31, 2020, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in Switzerland and the United States.
Capital structure
There were 2,269 shareholders registered in the share register on December 31, 2020. The distribution of shareholdings is divided as follows:
Number of shares	Number of registered shareholders on December 31, 2020
1 to 100	251
101 to 1,000	944
1,001 to 10,000	946
10,001 to 100,000	114
100,001 to 1,000,000	9
1,000,001 to 10,000,000	5
The shareholder base on December 31, 2020 was constituted as follows:
Shareholder structure according to category of investors (weighted by number of shares)
Private persons	26.85%
Institutional shareholders	51.34%
Non identified	21.81%
Shareholder structure by country (weighted by number of shares)
United States	25.93%
Switzerland	50.75%
Other	1.52%
Non identified	21.81%
Capital
As of December 31, 2020, the share capital amounted to CHF 32,848,635 consisting of 32,848,635 issued shares with a nominal value of CHF 1 per share. As of December 31, 2020, we indirectly held 5,729,861 of our own shares. These shares are recorded as treasury shares.
Authorized share capital
As of December 31, 2020 and according to the article 3b of the Articles as in force on December 31, 2020, the Board of Directors (“Board”) was authorized, at any time until June 9, 2022 to increase the share capital in an amount of CHF 16,424,317 through the issuance of 16,424,317 fully paid registered shares with a nominal value of CHF 1 each. An increase in partial amounts was permitted. The Board shall determine the issue price, the type of payment, the date of issue of new shares, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement. In this regard, the Board was entitled to issue new shares by means of a firm underwriting through a banking institution, a syndicate or another third party with a subsequent offer of these shares to the current shareholders (unless the pre-emptive rights of current shareholders are excluded). The Board was entitled to permit pre-emptive rights that have not been exercised to expire or to place these rights and/or shares as to which pre-emptive rights have been granted but not exercised, at market conditions or use them for other purposes in our interest.

The subscription and acquisition of the new shares, as well as each subsequent transfer of the shares, shall be subject to the restrictions set forth in article 5 of the Articles.
The Board was authorized to restrict or exclude the pre-emptive rights of shareholders and allocate such rights to third parties if the shares are to be used:
•
for the acquisition of enterprises, parts of an enterprise, or participations, or for new investments, or, in case of a share placement, for the financing or refinancing of such transactions;

•
for the purpose of the participation of strategic partners (including in the event of a public tender offer) or for the purpose of an expansion of the shareholder constituency in certain investor markets;

•
for the granting of an over-allotment option (Greenshoe) of up to 20% to the banks involved in connection with a placement of shares; or

•
for raising capital in a fast and flexible manner, which would not be achieved without the exclusion of the statutory pre-emptive rights of the existing shareholders.

Conditional share capital
According to article 3c(A) of the Articles, our share capital may be increased by a maximum aggregate amount of CHF 10,557,419 through the issuance of a maximum of 10,557,419 registered shares, which shall be fully paid-in, with a par value of CHF 1 per share by the exercise of option rights or subscription rights attached to equity sharing certificates (bons de jouissance) which our employees, directors and/or consultants are granted according to respective regulations of the Board. The pre-emptive rights of the shareholders are excluded. The acquisition of registered shares through the exercise of option rights or subscription rights granted to the holders of bons de jouissance and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in article 5 of the Articles.
According to article 3c(B) of the Articles, our share capital may be increased by a maximum aggregate amount of CHF 5,866,898 through the issuance of a maximum of 5,866,898 registered shares, which shall be fully paid-in, with a par value of CHF 1 per share by the exercise of option and/or conversion rights which are granted to our shareholders and/or in connection with the issue of bonds or other financial instruments by us. In the case of such grants of option and/or conversion rights, the advanced subscription right of shareholders is excluded. The holders of option and/or conversion rights are entitled to receive the new shares. The Board shall determine the terms of the option and/or conversion rights. The acquisition of registered shares through the exercise of option or conversion rights and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in article 5 of the Articles.
The Board is authorized to restrict or exclude the advanced subscription rights of shareholders:
•
if the debt or other financial instruments and/or conversion rights or warrants are issued for the purpose of financing or refinancing of the acquisition of enterprises, parts of an enterprise, or participations or new investments;

•
if such debt or other financial instruments and/or conversion rights or warrants are issued on the national or international capital markets and for the purpose of a firm underwriting by a banking institution or a consortium of banks with subsequent offering to the public; or

•
if such debt or other financial instruments and/or conversion rights or warrants are issued for raising capital in a fast and flexible manner, which would not be achieved without the exclusion of the advanced subscription rights of the existing shareholders.

If the Board excludes the advance subscription rights, the followings shall apply: the issuance of convertible bonds or warrants or other financial market instruments shall be made at the prevailing market conditions (including dilution protection provisions in accordance with market practice) and the new shares shall be issued pursuant to the relevant conversion or exercise rights in connection with bond or warrant issue conditions. Conversion rights may be exercised during a maximum 10 year period, and warrants may be exercised during a maximum 7 year period, in each case from the date of the respective issuance.

Changes in capital
Nominal share capital
December 31, 2018	CHF 28,564,031
December 31, 2019	CHF 32,848,635
December 31, 2020	CHF 32,848,635
Conditional share capital
December 31, 2018	CHF 14,282,015
December 31, 2019	CHF 16,424,317
December 31, 2020	CHF 16,424,317
Authorized share capital
December 31, 2018	CHF 14,282,015
December 31, 2019	CHF 16,424,317
December 31, 2020	CHF 16,424,317
Changes in capital in 2018
On March 16, 2018, we increased our capital from CHF 15,384,988 to CHF 15,526,454 through the issue of 141,466 new registered shares at nominal value of CHF 1 each, in connection with the exercise of equity incentive units.
On March 28, 2018, we increased our capital from CHF 15,526,454 to CHF 28,564,031 through the issue of 13,037,577 new registered shares at nominal value of CHF 1 each, in connection with a private placement to institutional investors.
On June 20, 2018, the shareholders increased the authorized capital from CHF 7,692,494 to CHF 14,282,015 expiring on June 20, 2020 and the conditional capital from CHF 7,551,028 to CHF 14,282,015.
Changes in capital in 2019
On May 17, 2019, we increased our capital from CHF 28,564,031 to CHF 32,848,635 through the issue of 4,284,604 new registered shares at nominal value of CHF 1 each.
On June 19, 2019, the shareholders increased the authorized capital from CHF 9,997,411 to CHF 16,424,317 expiring on June 19, 2021 and the conditional capital from CHF 14,282,015 to CHF 16,424,317.
Changes in capital in 2020
In 2020 there was no change in the share capital of the Company.
On June 9, 2020 the shareholders resolved to extend the term of the authorized capital to June 9, 2022.
For further information on changes in capital including changes in reserves, refer to the consolidated statements of changes in equity as well as note 13 of the audited consolidated financial statements incorporated by reference into this registration statement.
Shares and participation certificates
Addex has one class of shares, i.e. registered shares with a nominal value of CHF 1 per share. Each share is fully paid up and carries one vote and equal dividend rights, with no privileges. We have no participation certificates (bons de participation / Partizipationsscheine).
Equity Sharing certification
Equity sharing certificates are available for granting to our employees and/or directors and/or consultants under our equity incentive plan. Equity sharing certificates do not form part of the share capital, have no nominal value, and do not grant any right to vote nor to attend meetings of shareholders. There are 1,700 equity sharing certificates (bons de jouissance / Genussscheine). Each equity sharing certificate grants the right to subscribe for 1,000 of our shares and a right to liquidation proceeds calculated in accordance with article 34 of the Articles.
Our shares and equity sharing certificates are not certificated. Shareholders and equity sharing certificate holders are not entitled to request printing and delivery of certificates, however, any shareholder or equity sharing certificate holder may at any time request that we issue a confirmation of its holdings.
Limitations on transferability of shares and nominee registration
A transfer of uncertified shares is affected by a corresponding entry in the books of a bank or depository institution following an assignment in writing by the selling shareholder and notification of such assignment to Addex by the bank or the depository institution. If following a transfer of shares a shareholder wishes to vote at or participate in a shareholders’ meeting, such shareholder must file a share registration form in order to be registered in Addex’ share register with voting rights. Failing such registration, a shareholder may not vote at or participate in a shareholders’ meeting. The shares in the form of American Depository Shares or ADSs are held by Citibank acting as depositary and voted at the shareholders’ meeting according to the instructions received from the ADS holders.
A purchaser of shares will be recorded in Addex’ share register as a shareholder with voting rights if the purchaser discloses its name, citizenship or registered office and address and gives a declaration that it has acquired the shares in its own name and for its own account.
Article 5 of the Articles provides that a person or entity that does not explicitly state in its registration request that it will hold the shares for its own account (Nominee) may be entered as a shareholder in the share register with voting rights for shares up to a maximum of 5% of the share capital as set forth in the commercial register. Shares held by a Nominee that exceed this limit are only registered in the share register with voting rights if such Nominee discloses the name, address and shareholding of any person or legal entity for whose account it is holding 1% or more of the share capital as set forth in the commercial register. The limit of 1% shall apply correspondingly to Nominees who are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated. A share being indivisible, hence only one representative of each share will be recognized. Furthermore, shares may only be pledged in favor of the bank that administers the bank entries of such shares for the account of the pledging shareholders. If the registration of shareholdings with voting rights was effected based on false information, the Board may cancel such registration with retroactive effect. There are no further rules in the Articles for granting exceptions and no exceptions were granted in 2020. The Articles do not contain any provisions on the procedure and conditions for cancelling privileges and limitations on transferability.
Convertible bonds and options
As of December 31, 2020, we had no convertible or exchangeable bonds or loans outstanding. As of December 31, 2020, we had a total of 13,034,108 options that primarily include 6,768,460 Employee Share Option Plan (ESOP), 5,866,898 warrants and 198,750 Equity Sharing Certificates (ESCs). The ESOP and ESCs outstanding, are granted to our non-Directors, Executive Management, employees or consultants. They vest over a four-year period and have a 1:1 subscription ratio, from five to ten-year expiration term and an exercise price between CHF 1.00 to CHF 3.00. The warrants outstanding, which have been granted in connection with the capital increase of March 28, 2018. For each new share, the investors received 0.45 of a warrant. Each warrant entitles the investor to subscribe (which may be exercised without any specific conditions) to one registered share at a price of CHF 3.43 during a seven year period. For information on equity incentive plans for non-executive Directors, executive management and employees, refer to note 14 of the audited consolidated financial statements incorporated by reference into this registration statement.
Stock Exchange Listing
Our ADSs have been listed on Nasdaq, under the symbol “ADXN” since January 29, 2020 and our shares have been listed on SIX under the ticker symbol “ADXN” since May 21, 2007.

Registrar of Shares, Depositary for ADSs
Our share register is maintained by ShareCommService AG. The share register reflects only record owners of our shares. Holders of ADSs representing our shares will not be treated as our shareholders and their names will therefore not be entered in our share register. Citibank, N.A. acts as the depositary for the ADSs representing our shares and the custodian for shares represented by ADSs is Citibank Zurich. Holders of ADSs representing our shares have a right to receive the shares underlying such ADSs. For discussion on ADSs representing our shares and rights of ADS holders, see the section entitled “Description of American Depositary Shares” in this prospectus.
Notification and Disclosure of Substantial Share Interests
Under the applicable provisions of the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act (“FMIA”), persons who directly, indirectly or in concert with other parties acquire or dispose of our shares, purchase rights or obligations relating to our shares (the “Purchase Positions”) or sale rights or obligations relating to our shares (the “Sale Positions”), and thereby, directly, indirectly or in concert with other parties reach, exceed or fall below a threshold of 3%, 5%, 10%, 15%, 20%, 25%, 33 1∕3%, 50% or 66 2∕3% of our voting rights (whether exercisable or not) must notify us and the Disclosure Office of the SIX of such acquisition or disposal in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information via the SIX’s electronic publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares and Purchase Positions, on the one hand, and Sale Positions, on the other hand, may not be netted. Rather, the shares and Purchase Positions and the Sale Positions must be accounted for separately and may each trigger disclosure obligations if the respective positions reach, exceed or fall below one of the thresholds. In addition, actual share ownership must be reported separately if it reaches, exceeds or falls below one of the thresholds.
Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights.
Selective “opting-out”
The shareholders have resolved to include in our Articles of Association an opting-out provision exempting Growth Equity Opportunities Fund IV, LLC, c/o New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093, and New Leaf Biopharma Opportunities I, L.P., 7 Times Square, Suite 3502, New York, NY 10036, United Stated, in each case including their direct or indirect partners or shareholders as well as any other entity or person (whether incorporated or not) that alone or together with others controls or otherwise holds any interest in them, from the duty to make a mandatory tender offer pursuant to Art. 135 of the Swiss Financial Markets Infrastructure Act (FMIA) based on Art. 125 para. 3 FMIA. The opting-out clause is limited in time and will expire on March 21, 2023, with effect for any crossing of the threshold pursuant to Art. 135 FMIA which occurs thereafter. As a result, until expiration of the opting-out clause, when exceeding the threshold of 33 1∕3% of the voting rights (whether exercisable or not) of us, the investors mentioned in the opting-out clause are, when acting alone or in concert pursuant to Art. 135 FMIA, exempted from the duty pursuant to Art. 135 FMIA to make a mandatory tender offer to the other shareholders. Different from other companies listed in Switzerland which have no opting-out clause, upon reaching the threshold of 33 1∕3% of our voting rights (whether exercisable or not) by the investors mentioned in the opting-out clause, the shareholders will neither benefit from the option to sell their shares in a mandatory tender offer nor from minority shareholder protection rules related to such mandatory tender offers.

COMPARISON OF SWISS LAW AND DELAWARE LAW
The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code suisse des obligations) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.
DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the relevant general meeting of shareholders as well as the absolute majority of the par value of the shares represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the voting rights without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect. An appraisal lawsuit won by a shareholder can be acted upon by any person who has the same legal status as the claimant. Also, a shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of damages. However, unless the company is subject to bankruptcy proceedings, or if the relevant shareholder can demonstrate having suffered a loss in a personal capacity, a shareholder will only be allowed to ask for payment of damages to the corporation. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. Under Swiss law, the winning party is

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to have a binding vote each year on the compensation due to the board of directors, executive management and advisory boards.
Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.
Classified boards are permitted.
The general meeting of shareholders elects annually (i.e. for a term until the end of the following annual general meeting) the members of the board of directors, the chairman of the board and the members of the compensation committee individually for a term of office of one year. Re-election is possible.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:
•
any breach of a director’s duty of loyalty to the corporation or its shareholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•
any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive management from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.
The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions. Also, a

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.
• by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;
• by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;
• by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or
• by the shareholders.
Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.
Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:
•
the duty of care; and

•
the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive management based on organizational rules. However, there are several non-transferable duties of the board of directors:
•
the overall management of the corporation and the issuing of all necessary directives;

•
determination of the corporation’s organization;

•
the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

•
the appointment and dismissal of persons entrusted with managing and representing the corporation;

•
overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•
compilation of the annual report, preparation for the general meeting of the shareholders, the

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
compensation report and implementation of its resolutions; and
•
notification of the court in the event that the company is over-indebted.

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:
•
the duty of care; and

•
the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances.
The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessarily, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.
The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.
Directors also have an obligation to treat shareholders that are in similar situations equally.

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:
•
one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•
one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital, whichever is lower may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.
In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (1) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (2) request information from the auditors on the methods and results of their audit, (3) request that the general meeting of shareholders resolve to convene an extraordinary general meeting and (4) request, under certain circumstances and subject to certain conditions, that the general meeting of shareholders resolve a special audit.
Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all members of the board of directors for a term of office of one year (i.e. until the end of the following annual general meeting) is mandatory for listed companies.
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director. Our articles of association require that a shareholder resolution to remove an acting director be passed with an absolute majority of the shares represented.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such specific rule applies to a Swiss corporation.
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution.
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association. The issuance of shares that are granted more voting power requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at the relevant general meeting of shareholders.
Shares with preferential voting rights are not regarded as preference shares for these purposes.
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.
Inspection of books and records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection and only if confidential information possessed by a corporation is protected. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:
•
out of its surplus; or

•
in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.
Payments out of the company’s stated share capital (in other words, the aggregate par value of the company’s registered share capital) in the form of dividends are not allowed; payments out of stated share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits from the previous business year or from the profits brought forward from the previous business years or if the company has distributable reserves, each as will be presented on the company’s audited annual stand-alone balance sheet and after allocations to reserves required by Swiss law and its articles of association have been deducted. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been made.

Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of authorized or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented at such meeting. The board of directors may issue shares out of the authorized share capital during a period of up to two years. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of director may grant in relation to, e.g., debt instruments or employees.
Rights plans / poison pills
Under Swiss corporation law, shareholders have pre-emptive rights to subscribe for new issuances of shares. Under certain circumstances, shareholders may authorize the board of directors to limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. However, limitation or withdrawal of shareholders’ pre-emptive rights can only be decided for valid reasons. Preventing a particular shareholder to exercise influence over the company is generally believed not to be a valid reason to limit or withdraw shareholders’ pre-emptive rights.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A., or Citibank, acts as the depositary for the ADSs representing our shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Zurich, located at 25 Seestrasee, 8021 Zurich, Switzerland.
We have appointed Citibank as depositary pursuant to a deposit agreement. The form of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-235561 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, six shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement, the ADRs and ADSs are governed by New York law. However, our obligations to the holders of shares will continue to be governed by the laws of Switzerland, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account versus as a registered holder, or as a holder of certificated versus uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable shares with the beneficial ownership rights and interests in such shares being at all times vested with the beneficial owners of the ADSs representing the shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Other Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Switzerland. The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares
Whenever we make a free distribution of shares for the securities on deposit with the custodian, we will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the shares deposited or modify the ADS-to-shares ratio, in which case each ADS you hold will represent rights and interests in the additional shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-shares ratio upon a distribution of shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•
we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•
we fail to deliver satisfactory documents to the depositary; or

•
it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Switzerland would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions
Whenever we intend to distribute property other than cash, shares or rights to purchase additional shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•
we do not request that the property be distributed to you or if we request that the property not be distributed to you; or

•
we do not deliver satisfactory documents to the depositary; or

•
the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Shares
The shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Shares
The depositary will deliver ADSs if you or your broker deposits shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the shares to the custodian and provide such documentation as may be required pursuant to the deposit agreement. Your ability to deposit shares and receive ADSs may be limited by U.S. and Swiss legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•
the shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•
all preemptive (and similar) rights, if any, with respect to such shares have been validly waived or exercised;

•
you are duly authorized to deposit the shares;

•
the shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

•
the shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•
ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•
provide such proof of identity and genuineness of signatures, and of such other matters contemplated in the deposit agreement, as the depositary deems appropriate;

•
comply with applicable laws and regulations, including regulations imposed by us and the depositary consistent with the deposit agreement, the ADSs, the ADR and applicable law;

•
provide any transfer stamps required by the State of New York or the United States; and

•
pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying shares at the custodian’s offices. Your ability to withdraw the shares held in respect of the ADSs may be limited by U.S. and Swiss considerations applicable at the time of withdrawal. In order to withdraw the shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:
•
temporary delays that may arise because (i) the transfer books for the shares or ADSs are closed, or (ii) shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•
obligations to pay fees, taxes and similar charges; or

•
restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the shares represented by your ADSs. The voting rights of holders of shares are described in “Description of Share Capital and Articles of Association” in this prospectus.
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor, as far as practicable, subject to the laws of Switzerland and of our Articles of Association or similar documents, to vote, or have its agents vote, the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.
Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). If the depositary timely receives voting instructions which fail to specify the manner in which the depositary is to vote the securities represented by such holder’s ADSs, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders or otherwise contemplated in the deposit agreement) to have instructed the depositary to take all steps necessary to enable the independent proxy holder, as elected by the shareholders of the Company, to vote in accordance with the written proposals or recommendations of the board of directors. Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service	Fee
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of shares, upon a change in the ADS(s)-to-shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of shares	Up to U.S. 5¢ per ADS issued
• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-shares ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled
• Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held
• ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary
• Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

•
Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).

Up to U.S. 5¢ per ADS (or fraction thereof) converted
As an ADS holder you will also be responsible to pay certain charges such as:
•
taxes (including applicable interest and penalties) and other governmental charges;

•
the registration fees as may from time to time be in effect for the registration of shares on the share register and applicable to transfers of shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•
certain cable, telex and facsimile transmission and delivery expenses;

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the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

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the reasonable and customary out-of-pocket fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to shares, ADSs and ADRs; and

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the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
Termination
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to ADS holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the shares represented by their ADSs and to direct the depositary of such shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•
We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•
The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in shares, for the validity or worth of the shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

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The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

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We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future law or regulation, including regulations of any stock exchange or by reason of present or future provisions of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our or the depositary’s control.

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We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

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We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary also disclaim liability for the inability by any holder or beneficiary owner to benefit from any distribution, offering, right or other benefit that is made available to holders of shares but is not, under the terms of the deposit agreement, made available to you.

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We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

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No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take any of the following actions in its discretion:
•
Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law / Waiver of Jury Trial
The deposit agreement and the ADRs and ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of shares (including shares represented by ADSs) are governed by the laws of Switzerland. As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

PLAN OF DISTRIBUTION
Primary Offering
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:
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block transactions and transactions on Nasdaq or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the method of distribution;

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the public offering price or purchase price and the proceeds to us from that sale;

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the expenses of the offering;

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any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

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all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

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any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
We may also offer the shares to our existing shareholders through the granting of subscription rights on a pro rata basis, which may or may not be transferable. If in such a case not all underlying securities are subscribed for, we may then allocate the subscription rights directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to subscribe for the unsubscribed securities and to sell the corresponding shares to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
Secondary Offering
The registration statement of which this prospectus forms a part has been filed in part in respect of our obligations under a Registration Rights Agreement, dated March 22, 2018, concerning, among other things, an aggregate of 7,704,600 shares (including those issuable upon the exercise of warrants) currently held by the selling shareholder. Such shares are referred to collectively herein as the Registered Shares, and the holder of such shares is identified in this prospectus as the selling shareholder. Any Registered Shares offered and sold in the United States by the selling shareholder will be in the form of ADSs. The selling shareholder is also permitted to sell shares not represented by ADSs in private or offshore transactions, including on the SIX, which resales are not covered by this prospectus. The selling shareholder may, or may not, elect to sell Registered Shares represented by ADSs as and to the extent that it may individually determine. Such sales, if any, will be made through brokerage transactions on Nasdaq or other securities exchange in the United States at prevailing market prices.
The selling shareholder may dispose of all or a portion of the Registered Shares from time to time directly or through one or more underwriters, broker-dealers or agents. If ADSs representing our shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for any applicable underwriting discounts or commissions or agent’s commissions. ADSs representing our shares may be sold on Nasdaq or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of disposition, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the disposition, at varying prices determined at the time of disposition, or at negotiated prices. These dispositions may be effected in transactions, which may involve crosses or block transactions. The selling shareholder may use any one or more of the following methods when disposing of shares:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions and offshore transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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a combination of any such methods of disposition; and

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any other method permitted pursuant to applicable law.

The selling shareholder also may resell all or a portion of the Registered Shares in offshore transactions or open market transactions in reliance upon Regulation S under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in dispositions. If the selling shareholder effects such transactions by selling ADSs representing our shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive applicable commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of ADSs representing our shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and Supplementary Material .01 and Supplementary Material .02 thereto.
In connection with dispositions of ADSs representing Registered Shares, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of ADSs representing Registered Shares in the course of hedging in positions they assume. The selling shareholder may also sell ADSs representing Registered Shares short and, if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the Commission, the selling shareholder may deliver ADSs representing Registered Shares to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge ADSs representing Registered Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholder has been advised that it may not use Registered Shares to cover short sales of our shares (or ADSs representing shares) made prior to the date the amended registration statement of which this prospectus forms a part has been declared effective by the SEC.
The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the warrants or ADSs representing Registered Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ADSs representing Registered Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The selling shareholder also may transfer and donate the ADSs representing Registered Shares in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholder and any broker-dealer or agents participating in the distribution of the ADSs representing Registered Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such dispositions. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the ADSs representing our Registered Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Upon our being notified in writing by the selling shareholder that it is a registered broker-deal or that it has entered into any material arrangement with a broker-dealer for the sale of ADSs representing Registered

Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of ADSs representing Registered Shares involved, (iii) the price at which such ADSs representing Registered Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of ADSs representing Registered Shares by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs representing Registered Shares to engage in market-making activities with respect thereto. All of the foregoing may affect the marketability of ADSs representing Registered Shares and the ability of any person or entity to engage in market-making activities with respect thereto.
We will pay all expenses of the registration of ADSs representing our shares pursuant to the registration rights agreement with respect thereto, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, if any; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any, incurred by such selling shareholder in connection with the disposition of Registered Shares. We will indemnify the selling shareholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
We are not party to any arrangement with the selling shareholder or any broker-dealer with respect to disposition of ADSs or Registered Shares, other than the Registration Rights Agreement described in the foregoing paragraph. Therefore, we will not have any input if, when and how any selling shareholder elects to dispose of ADSs representing the selling shareholder’s Registered Shares or the price or prices at which any such disposition may occur, and there can be no assurance that the selling shareholder will exchange its Registered Shares for ADSs or dispose of any or all of the ADSs representing such shares even if so exchanged pursuant to the deposit agreement governing the ADSs. We will not receive proceeds from any disposition of Registered Shares in the form of ADSs by the selling shareholder.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS
We are organized under the laws of Switzerland and our registered office and domicile is located in
Plan-les-Ouates, Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
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the non-Swiss court had jurisdiction pursuant to the PILA;

•
the judgment of such non-Swiss court has become final and non-appealable;

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the judgment does not contravene Swiss public policy;

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the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

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no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.
Amount To Be Paid
SEC registration fee		$17,859
FINRA filing fee		$23,000
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*
To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS
Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York law. Unless otherwise indicated in any prospectus supplement, Homburger AG will pass upon the validity of the securities to be offered and other legal matters relating to Swiss law. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2020, and for year ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO AG, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements as of December 31, 2019, and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:
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Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;

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Our reports on Form 6-K furnished to the SEC on January 12, 2021, January 21, 2021, February 16, 2021, February 17, 2021 and March 11, 2021; and

•
The description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 14, 2020, including any amendments or reports filed for the purposes of updating this description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Addex Therapeutics Ltd, Attn: Head of Finance, Chemin des Mines 9, CH-1202 Geneva, Switzerland, or by telephone at +41 22 884 1555.
You also may access these filings on our website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

Up to $2,150,000
American Depositary Shares Representing Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.
January 30, 2024